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CREDIT AGREEMENT

AMONG

THE PROVIDENT BANK,
ADMINISTRATIVE AND COLLATERAL AGENT,

EASY GARDENER ACQUISITION CORP.,
BORROWER,

U.S. HOME & GARDEN INC.,
GUARANTOR

AND

VARIOUS LENDERS
DESCRIBED HEREIN

August  9, 1996


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                                TABLE OF CONTENTS

                                                                       Page

ARTICLE 1       INTERPRETATION..........................................1

         1.1    Definitions.............................................1
         1.2    Rules of Construction..................................19


ARTICLE 2       LOAN TERMS AND AMOUNTS.................................21

         2.1    Revolving Credit Commitment............................21
         2.2    Revolving Credit Notes.................................22
         2.3    Fees...................................................23
         2.4    Term Loan Commitment...................................23
         2.5    Term Promissory Notes..................................23
         2.6    Interest Payable on the Loans..........................25
         2.7    Procedures for Making Draws............................27
         2.8    Interest on Overdue Payments; Default Rate.............30
         2.9    Prepayments of Principal...............................30
         2.10   Time and Place of Payments.............................32
         2.11   Application of Funds...................................32
         2.12   Payments to be Free of Deductions......................33
         2.13   Use of Proceeds........................................34
         2.14   Additional Costs, Etc..................................34
         2.15   Libor Breakage Cost....................................35


ARTICLE 3       SECURITY INTERESTS.....................................35

         3.1    Grant of Security Interest.............................35
         3.2    One General Obligation; Cross Collateral...............36
         3.3    Additional Security for Loans..........................36
         3.4    .......................................................36


ARTICLE 4       REPRESENTATIONS AND WARRANTIES.........................37

         4.1    Corporate Existence....................................37
         4.2    Corporate Power; Authorization.........................37
         4.3    Enforceable Obligations................................37
         4.4    No Legal Bar...........................................38
         4.5    No Litigation..........................................38
         4.6    Financial Condition....................................38
         4.7    No Change..............................................38
         4.8    No Default.............................................38
         4.9    Intellectual Property..................................38
         4.10   Compliance with Laws...................................39
         4.11   Contractual Obligations................................39
         4.12   Taxes..................................................39
         4.13   Margin Stock...........................................39
         4.14   ERISA..................................................39
         4.15   Environmental Matters..................................39
         4.16   Investment Company Act.................................40
         4.17   Capitalization.........................................40
         4.18   Brokerage..............................................40
         4.19   Place of Business......................................41


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                                       ii

         4.20   General Collateral Representation.......................41
         4.21   Accounts................................................42
         4.22   Inventory...............................................43
         4.23   Disclosure..............................................43
         4.24   Solvency................................................43
         4.25   Ownership and Control...................................43
         4.26   Undisclosed Liabilities.................................43
         4.27   Indemnity Agreements....................................44
         4.28   Operating Agreements....................................44
         4.29   Reports with Governmental Bodies........................44
         4.30   Employee Matters........................................44
         4.31   Survival of Representations and Warranties..............44


ARTICLE 5       AFFIRMATIVE COVENANTS...................................45

         5.1    Financial Statements....................................45
         5.2    Certificates; Other Information.........................46
         5.3    Payment of Obligations..................................48
         5.4    Conduct of Business and Maintenance of Existence........48
         5.5    Debtor's Condition.  ...................................48
         5.6    Maintenance of Property; Insurance......................49
         5.7    Liability Insurance.....................................49
         5.8    Inspection of Property; Books and Records...............50
         5.9    Notices.................................................50
         5.10   Environmental Laws......................................51
         5.11   Inventory...............................................52
         5.12   Equipment...............................................52
         5.13   Reclamation, Returns and Repossessions..................53
         5.14   Collateral..............................................53
         5.15   Banking Services........................................53
         5.16   Further Documents.......................................53
         5.17   Life Insurance..........................................54
         5.18   Employee Benefit Plans..................................54
         5.19   Other Information.......................................54



ARTICLE 6       NEGATIVE COVENANTS......................................54

         6.1    Limitations on Restricted Payments......................54
         6.2    Transactions with Affiliates............................55
         6.3    Limitations on Indebtedness.............................56
         6.4    Ownership of Borrower...................................56
         6.5    Interest Coverage Ratio.................................56
         6.6    Maintenance of Net Worth................................57
         6.7    Debt Service Coverage Ratio.............................57
         6.10   Limitations on Operating Lease Expense..................60
         6.11   Limitations on Capital Expenditures.....................60
         6.12   Limitation on Liens.....................................60
         6.13   Limitation on Guarantee Obligations.....................60
         6.14   Limitation on Fundamental Changes.......................61
         6.15   Limitation on Sale of Assets............................61
         6.16   Limitation on Investments, Loans and Advances...........62



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                                       iii

         6.17   Limitation on Optional Payments and
                 Modifications of Debt Instruments.......................62
         6.18   Limitation on Creation or Acquisition of
                 Subsidiaries............................................63
         6.19   Corporate Documents......................................63
         6.20   Dividends and Similar Transactions.......................63
         6.21   Change of Locations; Collateral..........................63


ARTICLE 7       CONDITIONS PRECEDENT.....................................63

         7.1    Conditions Precedent to Initial Loan.....................63
         7.2    Conditions Precedent to All Loans........................67


ARTICLE 8       EVENTS OF DEFAULT........................................67

         8.1    Payments.................................................67
         8.2    Representations and Warranties...........................67
         8.3    Certain Covenants........................................68
         8.4    Registration of Warrant Stock............................68
         8.5    Additional Covenants.....................................68
         8.6    Effectiveness of Security Documents......................68
         8.7    Destruction of Collateral................................68
         8.8    Cross-Default to Other Indebtedness......................68
         8.9    Commencement of Bankruptcy or Reorganization
                 Proceeding..............................................69
         8.10   Default by Guarantor.....................................69
         8.11   Material Judgments.......................................69
         8.12   ERISA....................................................70
         8.13   Material Adverse Change..................................70


ARTICLE 9       REMEDIES, COLLECTION OF COLLATERAL, ETC..................70

         9.1    Remedies.................................................70
         9.2    Application of Proceeds..................................71
         9.3    Set-off; Pro Rata Sharing................................71
         9.4    Rights Cumulative; Waiver................................72
         9.5    Collections on Accounts..................................72
         9.6    Notification of Debtors; Grant of Powers.................72
         9.7    Disclaimer of Liability..................................73


ARTICLE 10      AGENCY PROVISIONS........................................74

         10.1   Appointment of the Agent.................................74
         10.2   Authority................................................74
         10.3   Acceptance of Appointment................................74
         10.4   Application of Moneys....................................75
         10.5   Reliance by the Agent....................................75
         10.6   Exculpatory Provisions...................................75
         10.7   Action by the Agent......................................76
         10.8   Amendments, Waivers and Consents.........................76
         10.9   Indemnification..........................................77
         10.10  Reimbursement of the Agent...............................77
         10.11  Sharing of Funds Received................................78


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                                       iv

         10.12  Dealing with Lenders.....................................78
         10.13  Agent as Lender..........................................78
         10.14  Duties Not to be Increased...............................78
         10.15  Lender Credit Decisions..................................78
         10.16  Resignation or Removal of Agent..........................78
         10.17  Assignment of Notes; Participation.......................79


ARTICLE 11      MISCELLANEOUS............................................80

         11.1   Amendments and Waivers...................................80
         11.2   Notices..................................................80
         11.3   Successors and Assigns...................................80
         11.4   Expenses; Indemnity......................................80
         11.5   Collection Costs.........................................81
         11.6   Counterparts.............................................82
         11.7   Consent to Jurisdiction..................................82
         11.8   WAIVER OF JURY TRIAL.....................................82
         11.9   Other Waivers............................................83
         11.10  Confidentiality .........................................83




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                                    EXHIBITS

         A         Borrowing Base Report
         B         Borrower's Facilities
         C         Revolving Credit Notes
         D         Term I Promissory Notes
         E         Term II Promissory Notes
         F         Collateral Assignment of Trade Names and Trademarks
         G         Collateral Assignment of Patents
         H         Collateral Assignment of Life Insurance
         I         Pledge Agreement
         J         Guaranty and Subordination Agreement
         K         Licenses, Patents, Permits, Trademarks, Trade Names,
                    Copyrights
         L         Opinion of Borrower's Counsel
         M         Assignment and Assumption Agreement
         N         Notice of Election to Convert to a Libor Rate Loan
         O         Subsidiary Guaranty
         P         Subsidiary Security Agreement
         Q         Warrant



                                      SCHEDULES:

         1         Lenders
         1.1       Permitted Liens
         4.2       Required Consents and Filings
         4.5       Litigation
         4.6       Equity/Long-Term Investments
         4.7       Changes Since June 30, 1994
         4.8       Defaults
         4.9       Intellectual Property Matters
         4.10      Compliance with Laws
         4.12      Tax Matters
         4.14      Employee Benefit Plans
         4.15      Environmental Matters
         4.18      Brokers
         4.20      Required Filing Locations
         4.27      Indemnity Agreements with Directors and Officers
         6.3       Indebtedness Existing on Closing Date
         6.16(a)   Borrower Exceptions to Limitations on Investments, Loans
                    and Advances





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     THIS CREDIT AGREEMENT is made as of August 9, 1996, by and among EASY
GARDENER ACQUISITION CORP., a Delaware corporation ("Borrower"), U. S. HOME & GARDEN INC., a Delaware corporation ("Guarantor"), THE PROVIDENT BANK, an Ohio banking corporation ("Provident"), the banks and lending institutions set forth on Schedule 1 hereto ("Lenders"), and THE PROVIDENT BANK, an Ohio banking corporation ("Provident"), executing this Agreement in its capacity as administrative and collateral agent for the Lenders under this Agreement (hereinafter called "Agent", which expressions shall, where the context so admits, include a successor Agent).


                                    ARTICLE 1

                                 INTERPRETATION

     Section 1.1  Definitions.
     The following capitalized terms are defined as follows:

     "Accounts" means and includes all of present and future rights to payment for goods, merchandise or Inventory sold, rented or leased or for services rendered of Borrower and its Subsidiaries, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; all accounts (as that term is defined in the Uniform Commercial Code) accounts receivable, chattel paper, contract rights, documents and instruments of Borrower and its Subsidiaries; all other obligations or indebtedness owed to the Borrower and its Subsidiaries from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of the Borrower and its Subsidiaries in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; and all of the foregoing whether now owned by the Borrower and/or its Subsidiaries or hereafter acquired or in existence.

     "Additional Purchase Price" means the additional purchase price as defined in Section 2.5 of the Easy Gardener Acquisition Agreement.

     "Adjusted Prime Rate" means the rate of interest per annum equal to the sum of the Prime Rate plus the Applicable Margin.

     "Adjusted Prime Rate Loans" means a Loan which bears interest at the Adjusted Prime Rate.

     "Affiliate" means any Person which directly or indirectly controls, or is controlled by, or is under common control with, any Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" does not include any Lender or Agent.

     "Agency Fee" means an annual amount payable to Agent, as an administrative and collateral agency fee, as described in Agent's commitment letter with Borrower dated June 25, 1996. Such fee shall be payable quarterly in arrears on each Principal Payment Date.

     "Agent" means Provident acting (whether or not the term "Agent" is preceded or followed by the phrases "on behalf of Lenders" or "for the benefit of Lenders", or words or phrases of similar import) in an administrative and collateral agency capacity for the Lenders under the Loan Documents, and any successor agent.

     "Agent Deposit Account" has the meaning set forth in Section 2.7(b) hereof.

     "Agreement" or "this Agreement" means this Loan and Security Agreement (including all exhibits annexed hereto) as originally executed, or if supplemented, amended, or restated from time to time, as so supplemented, amended, or restated.

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                                        2

     "Applicable Margin" shall initially mean 1.25 percent for Adjusted Prime Rate Loan and 3.50 percent for Libor Rate Loans; provided that commencing with the first Interest Adjustment Date after September 30, 1996, the Applicable Margin shall mean the amount set forth below, as a percentage, to be added to the Prime Rate or the Libor Rate, as the case may be, and used in calculating the rate of interest for applicable Revolving Credit Loans and Term Loan I (but not Term Loan II) at any time:


     Margin Ratio                            Applicable
                                             Margin
                                             (expressed as
                                             a percent)

                                             Adjusted Prime     Libor Rate
                                             Rate Loan          Loan

     Less than 2.00 to 1.00                  0.75               3.00

     Greater than or equal to 2.00 to 1.00   1.25               3.50

     In the event that the Borrower fails to timely provide to Agent the financial statements and compliance certificates required to be provided pursuant to Section 5.1, the Applicable Margin shall be deemed to be the highest margin set forth above.

     "Average Daily Loan Balance" means the sum of the unpaid balances of Revolving Credit Loans owing by Borrower to Lenders at the end of each day for each day during the period in question, divided by the number of days in such period.

     "Average Yearly Loan Balance" means (x) the sum of the Average Daily Loan Balances for the immediately preceding one year period (or if the Closing Date occurred less than one year ago, then the sum of the Average Daily Loan Balances for the number of days since the Closing Date) divided by (y) 365 or 366, as applicable (or if the Closing Date occurred less than one year ago, then by the number of days elapsed since the Closing Date).

     "Borrowing Base" means the sum of (A) Fifty Percent (50%) of the cost or market value, whichever is lower, of Eligible Inventory, not to exceed Five Million and 00/100 Dollars ($5,000,000.00), and (B) Eighty Percent (80%) of the outstanding amount of Eligible Accounts (excepting those Eligible Accounts which have a due date more than ninety (90) days but not more than one hundred fifty
(150) days past the invoice date, with respect to which the advance rate shall be Fifty Percent (50%), not to exceed Four Million Dollars ($4,000,000.00)), less deductions for co-op advertising liability, customer rebate liabilities and the other deductions specified on the Borrowing Base Report.

     "Borrowing Base Report" means a report including schedules furnished by Borrower, in substantially the form of Exhibit attached hereto or otherwise in a form provided by (or otherwise satisfactory to) Agent.

     "Business Day" means any day except a Saturday, Sunday or legal holiday on which commercial banking institutions are open for business in Cincinnati, Ohio.

     "Capital Expenditures" means any amounts paid or incurred in connection with the purchase of plant, machinery, equipment or similar expenditures (including a Financing Lease of any of the foregoing) which would be required to be capitalized and shown as an asset on a balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (i) (A) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and unconditionally


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                                        3

guaranteed or backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof or (B) marketable direct obligations issued by any State of the United States of America or other political subdivision or agency thereof rated at least AA by Standard & Poor's Rating Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having a maturity of not more than one (1) year from the date of acquisition; (ii) investments in certificates of deposit, time deposits, Euro-dollar deposits or bankers' acceptances maturing within one
(1) year from the date of acquisition issued by any Lender which is a commercial bank or Agent or any other commercial bank organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least Two Hundred Fifty Million Dollars ($250,000,000); (iii) investments in commercial paper of any lender or Agent or their holding companies, or any commercial paper which at the time of issuance have a rating of at least A-1 from S&P or at least P-1 from Moody's and maturing not more than two hundred seventy (270) days from the date of creation thereof; (iv) obligations of the type described in (i), (ii) or (iii) above purchased pursuant to a repurchase agreement obligating the counterparty to repurchase such obligations not later than thirty (30) days after the purchase thereof, secured by a fully perfected security interest in any such obligation, and having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the issuing bank; (v) time deposits or Eurodollar time deposits maturing no more than thirty (30) days from the date of creation with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of One Hundred Thousand Dollars ($100,000) or the maximum insurance applicable to the aggregate amount of such Person's deposits in such institution; (vi) deposits or investments in mutual funds or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of One Hundred Thousand Dollars ($100,000) or the maximum insurance applicable to the aggregate amount of such Person's deposits in such institution and investing exclusively in any or all of the investments in (i) through (v) above; (vii) the securities of any investment company registered under the Investment Company Act of 1940 which is a no-load "money market fund" within the meaning of regulations of the Securities and Exchange Commission, or an interest in a pooled fund maintained by a commercial bank having comparable investment restrictions; and (viii) cumulative preferred stock of corporations having senior unsecured long-term debt ratings of AA or AA2 or better by S&P or Moody's, respectively.

     "Cash Flow" means, for any period of determination thereof, Net Income of the Borrower and its Subsidiaries determined on a consolidated basis for such period plus depreciation and amortization (net of any non-cash credits), minus the sum of the following items for such period (without duplication): extraordinary gains, Capital Expenditures, scheduled principal repayments on the Obligations, mandatory prepayments on the Revolving Credit Loans pursuant to
Section 2.9(c), principal repayments with respect to any other Indebtedness of the Borrower (other than representing Capital Expenditures already deducted in computing Cash Flow), the Seller Contingent Payments (to the extent paid in cash or Cash Equivalents), the Additional Purchase Price and the Emerald Contingent Payments.

     "Closing Date" means the Business Day on which all conditions precedent specified in Article hereof shall have been satisfied in full.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all real and personal property of Borrower and/or any of its Subsidiaries, whether now owned or hereafter acquired, including: (a) all of the Equipment, General Intangibles, Inventory, Accounts, and all other items of personal property now owned or hereafter acquired by the Borrower and/or any of its Subsidiaries or in which the Borrower and/or any of its Subsidiaries has granted or may in the future grant a security interest to Agent, on behalf of the Lenders, (b) the Pledged Stock, (c) all proceeds and products of any of the foregoing in whatever form, including cash, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements or



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                                        4

other documents and all rights of the Borrower and/or any of its Subsidiaries in, to and under all leases and rental agreements relating to the foregoing, (d) all of the right, title and interest of the Borrower and/or any of its Subsidiaries in and to all goods or other property represented by or securing any of the Accounts, including all goods that may be reclaimed or repossessed from or returned by Debtors, (e) all of the rights of the Borrower and/or any of its Subsidiaries as an unpaid seller, including stoppage in transit, detinue and reclamation, (f) all additional amounts due to the Borrower and/or any of its Subsidiaries from any Debtor, irrespective of whether such additional amounts have been specifically assigned to the Agent on behalf of the Lenders, (g) all guaranties, or other agreements or property securing or relating to any of the items referred to in (a) above, or acquired for the purpose of securing and enforcing any of such items, (h) all instruments, documents, securities, cash, property, deposit accounts, and the proceeds of any of the foregoing, owned by the Borrower and/or any of its Subsidiaries or in which Borrower and/or any of its Subsidiaries has an interest, which are now or may hereafter be in the possession or control of the Agent or any Lender or in transit by mail or carrier to or from the Agent or any Lender, or in the possession of any third party acting on behalf of the Agent or any Lender, without regard to whether the Agent or any Lender received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Agent or any Lender had conditionally released the same, (i) all ledger sheets, files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the foregoing, (j) all other rights, properties or interests granted by the Borrower and/or any of its Subsidiaries to the Agent or any Lender to secure the Loans and (k) all proceeds and products of the Collateral described above, including without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including proceeds, accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

     "Collateral Assignment of Patents" means the Collateral Assignment of Patents dated of even date herewith between Borrower and Agent.

     "Collateral Assignment of Trade Names and Trademarks" means the Collateral Assignment of Trade Names and Trademarks between Borrower and Agent.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Computation Date" means the last day of each March, June, September and December following the date of this Agreement.

     "Contractual Obligation" means, with respect to any Person, any provision or requirement of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Commitment" means, in the context of more than one Lender hereunder, the maximum amount to be loaned by such Lender to Borrower as set forth on the signature page hereof or as from time to time amended pursuant to
Section 10.17 hereof.

     "Debtor" means an account debtor with respect to any of the Accounts and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower pursuant to which the Borrower is to deliver any personal property or perform any service.

     "Debt Service Coverage Ratio" means, for any period of determination thereof, the ratio which (a) Cash Flow plus all scheduled payments of principal on the Obligations and payments of principal on any other Indebtedness of the Borrower (including Financing Leases) for such period bears


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                                        5

to (b) all scheduled payments of principal on the Obligations and payments of principal on any other Indebtedness of the Borrower and its Subsidiaries, if any (including Financing Leases) for such period.

     "Default" means any of the events set forth in Article which with giving of notice, the lapse of time, or both, would constitute an Event of Default.

     "Default Rate" means two percentage points (2%) in excess of the applicable Interest Rate.

     "Disbursement Account" has the meaning set forth in Section 2.7(a) hereof.

     "Draw Date" means in relation to any Revolving Credit Loan, the day on which such Loan is made or to be made to Borrower pursuant to this Agreement.

     "EBITDA" means, for any period of determination thereof, Net Income of such Borrower and its Subsidiaries determined on a consolidated basis prior to provision for interest and income taxes, depreciation and amortization, excluding extraordinary gains and losses, all as calculated in accordance with GAAP.

     "Easy Gardener Acquisition Agreement" means the Asset Purchase Agreement dated as of August 31, 1994 among Borrower, Easy Gardener, Inc., a Texas corporation, and the stockholders of Easy Gardener, Inc.

     "Eligible Accounts" means any Account of the Borrower or any Subsidiary of Borrower which complies with all of Borrower's representations and warranties to Lenders applicable to Eligible Accounts in all material respects and is reasonably acceptable to Agent and a Majority of Lenders. Without limiting the generality of the foregoing, an Eligible Account must meet the following minimum requirements (and those determined from time to time by Agent in the reasonable exercise of its discretion):

          (a) The Account has not aged more than sixty (60) days from the due date of the invoice or, if the due date of the Account is more than sixty
     (60) days from the date of the invoice, has not aged more than thirty (30) days from the due date of the invoice;

          (b) The Account is owed by a Debtor who is not more than ninety (90) days delinquent in the payment of Twenty-Five Percent (25%) or more of all Accounts owed by such Debtor to the Borrower;

          (c) The Account is owed by a Debtor located in the United States;

          (d) The Account is not owed by an employee, director, officer, partner or Affiliate of the Borrower, except as approved in writing by Agent;

          (e) The Account is not owed by a Debtor in bankruptcy, liquidation, receivership or similar proceedings;

          (f) The collection of the Account is not determined by Agent in its reasonable judgment to be doubtful by reason of the financial condition of the Debtor;

          (g) The due date of the Account is not more than one hundred fifty
     (150) days from the date of the invoice;

          (h) The Account, when aggregated with all other Accounts owed by the Debtor, does not constitute more than twenty-five percent (25%) of all Eligible Accounts;

          (i) A credit balance does not exist with respect to the Account which has been in existence for more than ninety (90) days;

          (j) The amounts due under the Account do not consist of financing charges;

          (k) The Debtor which owes the Account is not the United States or any department, agency or instrumentality of the United States, unless the Borrower has complied with all requirements of the Federal Assignment of Claims Act of 1940 as such requirements relate to the assignment of any Accounts to Lenders; and

          (l) The Account does not exceed a credit limit determined by Agent and a Majority of Lenders with respect to the Account owed by the Debtor.

     An Account which was previously an Eligible Account will cease to be an Eligible Account if it ceases to comply with the above minimum requirements.

     "Eligible Inventory" means any Inventory of the Borrower and/or any Subsidiary of Borrower which meets the following standards (and those determined from time to time by Agent and a Majority of Lenders in the reasonable exercise of their discretion) and complies with the terms of Section 4.22:

          (a) is in the possession of Borrower or any Subsidiary of Borrower and located within one of the facilities listed on Exhibit or is stored with a bailee or warehouseman if approved by Agent in writing or if Borrower or any of its Subsidiaries has delivered non-negotiable warehouse receipt to Agent covering such Inventory,

          (b) meets in all material respects all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale;

          (c) is currently usable or saleable in the normal course of the Borrower's business without any notice to, or consent of, any third party as reasonably determined by Agent in good faith, i.e., such Eligible Inventory does not consist of (i) slow moving items, (ii) Inventory exceeding a recommended shelf life, (iii) packaging and shipping materials,
     (iv) supplies used or consumed in the Borrower's business, (v) Inventory in transit or held at the premises of third parties, (vi) bill and hold goods,
     (vii) defective goods, or (viii) returned goods or seconds;

          (d) is subject to a properly perfected first priority security interest in favor of the Agent on behalf of the Lenders, except for Permitted Liens (but the value of any such Inventory subject to a Permitted Lien shall be excluded from the calculation of Eligible Inventory for purposes of Section 2.1(a)(y)(A) to the extent of liens described in subparagraphs (e) through (i) under the definition of "Permitted Liens") and landlord liens if Agent has received a landlord's waiver in form and substance reasonably satisfactory to Agent;

          (e) complies in all material respects with Borrower's representations and warranties to Lenders as to Eligible Inventory;

          (f) consists of raw materials and finished goods; and

          (g) is otherwise reasonably acceptable to Agent in all material respects.

     "Emerald" means Emerald Products Corp., a Delaware corporation.

     "Emerald Acquisition Agreement" means the Asset Purchase Agreement referred to in the definition of Emerald Contingent Payments below.

     "Emerald Contingent Payments" means certain payments required to be paid by Borrower to Emerald Products, LLC, a Texas limited liability company ("EPLLC"), pursuant to Section 2.6 of a certain Asset Purchase Agreement dated as of August 11, 1995 among EPLLC, Emerald and CDHII Management Partners LLC, a Texas limited liability company, based on sales by Guarantor and its Affiliates of a product known as "Emerald Edge" and improvements of such product.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan.

     "Environmental Laws" means with respect to any Person, all federal, state and local laws, rules, regulations, ordinances, permits, orders, writs, judgments, injunctions, decrees, determinations, awards and consent decrees relating to hazardous substances and environmental matters applicable to the business and facilities of such Person (whether or not owned by it). Such laws and regulations include the Resource Conservation and Recovery Act of 1976 ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Toxic Substance Control Act; the Clean Water Act; and the Clean Air Act, all as amended from time to time; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation hazardous materials transportation regulations. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA as the definition of such terms may be subsequently modified, supplemented or amended, and the terms "solid waste" and "disposed" shall have the meanings specified in RCRA, as the definition of such terms may be subsequently modified, supplemented or amended; provided, however, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, however, that to the extent a parcel of real property is situated in a state or other jurisdiction in which the applicable laws may establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     "Equipment" means all equipment (as that term is defined in the Uniform Commercial Code) of the Borrower including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations issued thereunder, as amended from time to time, and any successor statute.

     "ERISA Affiliate" means, in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.

     "Event of Default" has the meaning set forth in Article hereof.

     "Excess Cash Flow" means Sixty Percent (60%) of Cash Flow of the Borrower for each fiscal year as the same shall be adjusted for changes in Working Capital (increased for any decrease in Working Capital and decreased for any increase in Working Capital) for such fiscal year from the prior fiscal year, provided that such adjustments based upon changes in Working Capital have been approved by Agent and relate to changes in the ordinary course of business (and not to extraordinary occurrences).

     "Financial Statements" means audited financial statements of Borrower for the fiscal years ended June 30, 1995 and June 30, 1994, and, with respect to the Guarantor, its Form 10-QSB for the quarter ended March 31, 1996 and audited financial statements for the fiscal years ended June 30, 1995 and June 30, 1994, previously delivered to Lenders, together with such other financial statements as Borrower and Guarantor are required to deliver in accordance with the terms hereof.

     "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period, to (b) Fixed Charges for such period.

     "Fixed Charges" means, for any period, the following, each calculated for such period, without duplication: (a) Interest Expense paid or accrued, minus
(b) consolidated interest income earned or accrued by Borrower and its Subsidiaries as determined in accordance with GAAP, plus (c) the sum of (i) scheduled payments of principal made during such period with respect to all Indebtedness of Borrower, including the principal component of any cash payments made on any Financing Lease, (ii) state and federal taxes applicable to the taxable income for such period, (iii) Capital Expenditures made during such period, (iv) payments of the Seller Contingent Payments made in cash or Cash Equivalents during such period, (v) the Additional Purchase Price paid during such period, and (vi) the Emerald Contingent Payments made during such period.

     "GAAP" means generally accepted accounting principles in the United States at the time in effect.

     "General Intangibles" means all general intangibles (as that term is defined in the Uniform Commercial Code) of the Borrower including, without limitation, all goodwill, patents, formulae, blueprints, proprietary manufacturing processes, trademarks, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, pension plan overfundings, literary rights and other contractual rights of the Borrower, all whether now owned or hereafter acquired.

     "Golden West" means Golden West Agri-Products, Inc., a California corporation and wholly-owned subsidiary of Guarantor.

     "Guarantee Obligation" means, with respect to any Person, any obligation in the nature of a guaranty, repurchase arrangement, loan or advancement agreement, reimbursement obligation, comfort letter, hold harmless, indemnity or counter-indemnity or similar obligation, with respect to any indebtedness, lease, dividend or other obligations of any other Person, directly or indirectly, fixed or contingent, matured or unmatured; provided, however, that the term shall not include endorsements of instruments for deposit or collection in the ordinary course of business and, the indemnification of officers, directors and employees under applicable corporate law or the articles of incorporation and by-laws of such Person and, with respect to the Borrower, such written indemnity agreements with officers and directors as are disclosed on
Schedule 4.27 hereto, all arising in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be the maximum amount for which the guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

     "Guarantor" means U.S. Home & Garden Inc., a Delaware corporation, which is the owner of One Hundred Percent (100%) of the outstanding capital stock of Borrower and Emerald.

     "Guaranty Agreement" means the Guaranty and Subordination Agreement dated of even date herewith by Guarantor in favor of Agent for the benefit of Lenders and in favor of Lenders.

     "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

     "Head Office" means, in relation to the Agent so long as Provident is Agent, the head office of The Provident Bank located at One East Fourth Street, Cincinnati, Ohio 45202 or such office designated in writing to Borrower and Lenders by Provident or any successor Agent.

     "Indebtedness" means, without duplication, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money, including overdrafts and charges related thereto, (b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price is (i) due twelve (12) months or more from the date of incurrence of the obligation in respect thereof or (ii) is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances, letters of credit or similar facilities issued or created for the account of such Person, (e) all interest whether accrued or actually paid or payable, (f) all liabilities of taxes, and (g) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Interest Adjustment Date" means the first day of the first month after the date on which the following are required to be delivered to Agent: (i) the quarterly compliance certificates required to be delivered under Section 5.2(a) with respect to the most recent quarter and (ii) the monthly unaudited financial statements required to be delivered under Section 5.1(b) with respect to the last month in such quarter.

     "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

     "Interest Expense" means, for any period, and with respect to any Borrower and its Subsidiaries on a consolidated basis, interest expense of such Persons determined in accordance with GAAP, including interest paid or expensed during such period, plus interest required or permitted to be capitalized in accordance with GAAP.

     "Interest Period" means:

          (a) For each Libor Rate Loan, the period commencing on the Draw Date or the date of conversion of a Prime Rate Loan and ending 30, 60 or 90 days thereafter; provided that

               (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iii) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and

          (b) For an Adjusted Prime Rate Loan, the period ending on the earlier of repayment by the Borrower, the date on which such Adjusted Prime Rate Loan is converted to a Libor Rate Loan pursuant to Section 2.4(a) hereof, or the Termination Date.

     "Inventory" means all inventory (as that term is defined in the Uniform Commercial Code) of the Borrower and/or any of its Subsidiaries, including, without limitation, all goods, merchandise and other personal property, wheresoever located and whether or not in transit, now owned or hereafter acquired by Borrower and/or any of its Subsidiaries, which are held for sale or lease, or are furnished or to be furnished under any contract or service by the Borrower and/or any of its Subsidiaries, or are raw materials, work-in-progress, finished goods, supplies or materials used or consumed in the business of the Borrower and/or any of its Subsidiaries, and all products thereof, all whether now owned or hereafter acquired by the Borrower and/or any of its Subsidiaries; and all right, title and interest of the Borrower and/or any of its Subsidiaries in and to any leases or rental agreements for such inventory.

     "Liabilities" means all indebtedness, obligations and other liabilities, whether matured or unmatured, liquidated or unliquidated, direct or contingent or joint or several, that should, in accordance with GAAP, be classified as liabilities on a balance sheet of a Person.

     "Libor" shall mean the rate (rounded upward to the next highest 1/100 of 1%) obtained by dividing (x) the rate of interest per annum determined by the Agent equal to the offered rates for deposits in U.S. Dollars of one, two or three-month periods (as the case may be) commencing of the first date of the applicable Interest Period for which such rate is determined as such rate appears on the Telerate system as of 11:00 a.m. (London, England time) on the date which is two (2) Business Days preceding the first day of such Interest Period, for a period comparable to the duration of such Interest Period and in an amount comparable to the amount of the Libor Rate Loan to be outstanding during such Interest Period, by (y) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Libor Rate liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Libor Rate Loans or loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.

     "Libor Break Funding Costs" means an amount sufficient to reimburse each Lender for any and all loss, cost or expense (including, without limitation, any loss incurred in obtaining, liquidating or reemploying deposits from third parties acquired to maintain any Loan or part thereof as a Libor Rate Loan) incurred or sustained by each of them as the consequence of the occurrence of any Libor Break Funding Event. Such indemnification shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or repaid or not borrowed for the period, beginning with the date of such payment, prepayment or repayment until the last day of the Interest Period that would otherwise have been in effect for such Libor Rate Loan, at the applicable rate of interest for such Libor Rate Loan over (ii) the amount of interest (reasonably determined by Agent) that otherwise would have accrued on such principal amount by reemploying such amount at a rate equal to Libor for such period or nearest available period for deposits bearing a rate equal to Libor.

     "Libor Break Funding Event" means any of the events or occurrences set forth in Sections 2.15(a) or 2.15(b).

     "Libor Rate" shall mean for each Interest Period, the rate of interest per annum equal to the sum of Libor plus the Applicable Margin "Libor Rate Loan" means a Loan which bears interest at the Libor Rate.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any Financing Statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing). The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

     "Loans" means the Revolving Credit Loans and the Term Loans.

     "Loan Documents" means this Agreement, the Notes and the Security Documents and all other documents, instruments, financing statements, certificates and other agreements now or hereafter executed in connection with the Loans.

     "Loan Year" means each period of twelve (12) consecutive months, commencing on the Closing Date and on each anniversary thereof.

     "Majority of Lenders" means at such times as there are any Loans outstanding, the Lenders whose aggregate Pro Rata Shares of the outstanding Loans are greater than or equal to Sixty-Six and 2/3 Percent (662/3%) of the aggregate amount of the outstanding Loans, and at all other times, the Lenders whose aggregate Credit Commitments are greater than or equal to Sixty-Six and 2/3 Percent (662/3%) of the aggregate Credit Commitments of all the Lenders.

     "Margin Ratio" means, as of any date subsequent to the date of this Agreement, the ratio of (a) Indebtedness of Borrower and its Subsidiaries with respect to borrowed money as of the date of determination, provided that in calculating such Indebtedness for purposes of determining the Margin Ratio, any amount of Indebtedness arising from the Revolving Loans shall be deemed equal to the average daily outstanding balance of the Revolving Loan for the twelve month period immediately preceding the date of such determination, to (b) EBITDA, all calculated for the four fiscal quarters ending on the Computation Date immediately preceding the date for which such ratio is calculated.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries and Guarantor taken as a whole, (b) the Collateral, (c) the ability of the Borrower or Guarantor to perform their obligations under this Agreement or any other Loan Document to which they are a party, or (d) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Agent and any Lender.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Income" means, for any period of determination thereof, the net income (or loss) of a Person for such period in accordance with GAAP.

     "Net Worth" means, at any particular date, all amounts which, in accordance with GAAP, should be included under shareholders' equity including without limitation the par or stated value of all outstanding capital stock, additional paid-in capital and retained earnings on a balance sheet of a Person at such date.

     "Notes" means the Revolving Credit Notes and the Term Notes evidencing the Loans.

     "Obligations" means, without limitation, the Loans and all other debts, obligations, or liabilities of every kind and description of the Borrower to the Agent or any Lender and arising under this Agreement, whether now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all Loans (including any Loan by renewal or extension). Obligations shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Agent or any Lender from time to time and all costs and expenses referred to in Sections 11.4 and 11.5.

     "Operating Lease Expense" means, with respect to any Person for any period of determination, all payment obligations of such Person under agreements for lease, hire or use of any real or personal property (net of sublease income and excluding taxes, insurance and similar related expenses unless payable as additional rent), other than obligations under Financing Leases.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Participation Percentage" means, in relation to the particular Lender, the percentage set forth with respect to such Lender on Schedule 1.

     "Permitted Liens" means the liens and interests in favor of Lenders or the Agent for the benefit of Lenders granted in connection herewith securing any of the Obligations hereof and:

          (a) Liens arising by operation of law for taxes not yet delinquent or thereafter payable without penalty or interest;

          (b) statutory Liens of mechanics, materialmen, shippers and warehousemen for services or materials for which payment is not yet overdue for a period of more than sixty (60) days and which occur in the ordinary course of business;

          (c) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (d) claims and liens for taxes due and payable and claims of mechanics, materialmen, shippers, warehousemen, carriers and landlords; provided, that the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted (of which the Borrower has given prior written notice to the Agent in the case of any single lien in excess of Ten Thousand and 00/100 Dollars ($10,000.00)) and, in all cases, for which appropriate reserves (in accordance with GAAP) have been established and so long as levy and execution have been and continue to be stayed;

          (e) Liens incurred in connection with transactions permitted under
     Section 6.3(c);

          (f) judgment liens taken against the Borrower and/or any of its Subsidiaries not in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate;

          (g) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and approval bonds, performance bonds, obligations to public utilities, liens in favor of customs or revenue authorities arising as a matter of law to secure customs duties in connection with the importation of goods, all in an aggregate amount not to exceed Fifty Thousand and 00/100 Dollars ($50,000.00);

          (h) Liens in existence on the Closing Date listed on Schedule 1.1 securing Indebtedness permitted by Section hereof;

          (i) Liens on goods, the purchase price of which is financed by a letter of credit for the account of a Debtor where such lien secures the obligation of Debtor and/or any of its Subsidiaries in respect of such letter of credit;

          (j) easements, rights of way and other similar encumbrances incurred in the ordinary course of business which, in the aggregate are not substantial in amount and do not materially detract from the value of property subject thereto or materially interfere with the ordinary course of business of Borrower or any Subsidiary of Borrower; and

          (k) any Lien permitted in writing by Agent.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Pledge Agreement" means a pledge agreement substantially in the form of
Exhibit I hereto pledging (a) all of the issued and outstanding capital stock of Borrower, of whatever class or description, made by Guarantor to the Agent for the benefit of Lenders as additional collateral security for the payment of Guarantor's obligations under the Guaranty Agreement; (b) all of the issued and outstanding capital stock of each existing direct Subsidiary of Borrower, of whatever class or description, made by Borrower to the Agent for the benefit of the Lenders as additional collateral security for the Loans; (c) all of the issued and outstanding capital stock of each direct Subsidiary of Weatherly, of whatever class or description, made by Weatherly as additional collateral security for its Subsidiary Guaranty; and (d) all of the capital stock of each direct or indirect Subsidiary of Borrower hereafter formed or acquired, of whatever class or description, made by the holder of such stock to the Agent for the benefit of the Lender as additional collateral security for the Loans or the Subsidiary Guaranty of such Subsidiary, as the case may be; in each case, with such changes in the text of the Pledge Agreement to reflect the obligations secured thereby.

     "Pledged Stock" means, as the context requires, all of the issued and outstanding shares of capital stock of the Borrower, or a Subsidiary of the Borrower which have been or will be pledged by Guarantor (in the case of the outstanding capital stock of the Borrower) or by Borrower or a Subsidiary of Borrower (in the case of the outstanding capital stock of a Subsidiary of Borrower) as collateral security for the Loans or a guaranty obligation of the Guarantor or a Subsidiary, as applicable.

     "Prepayment Amount" means the amount of any principal prepaid on the Loans under Section hereof.

     "Prime Rate" means the annual percentage rate of interest which is established by Provident, from time to time as its prime rate, whether or not such rate is publicly announced, and which provides a base to which loan rates may be referenced. The Prime Rate is not necessarily the lowest lending rate of Provident. Provident shall determine the Prime Rate in effect from time to time. Any change in the Prime Rate shall, for all purposes of this Agreement and any of the other Loan Documents, become effective on the effective date of such change as announced by Provident in accordance with Provident's customary practices. If Provident ceases to publish a "prime rate," the term "Prime Rate" shall mean a variable rate of interest per annum equal to the rate of interest from time to time most recently published as the "Prime Rate" in the "Money Rates" section of the Wall Street Journal (Western Edition).

     "Principal Payment Date" means each March 31, June 30, September 30, and December 31 from and after the Closing Date until the Termination Date.

     "Pro Rata Share" means, in the context of more than one Lender hereunder, and in relation to any particular item, the share of a Lender in such item, which shall be in the same proportion which the aggregate amount of all of the Obligations owing to such Lender with respect to such item at such time shall bear to the aggregate amount of all of the Obligations owing to all of the Lenders with respect to such item at such time net of any and all charges or fees due and payable to Agent under the Loan Documents.

     "Rate Option" means the Adjusted Prime Rate or the Libor Rate.

     "Reference Period" means, with respect to a particular Computation Date, unless otherwise provided, the period of four (4) consecutive calendar quarters ending on such Computation Date, provided such date occurs subsequent to the date of this Agreement except that with respect to any Computation Date prior to September 30, 1997, the applicable reference period shall be the period from and including the calendar quarter in which falls the Closing Date through such Computation Date.

     "Reportable Event" means any of the events set forth in section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

     "Requirements of Law" means, with respect to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means, with respect to any Person, the (i) chief executive officer, the president or any executive or senior vice-president of such Person, and (ii) with respect to financial matters, the chief financial officer of such Person, and (iii) with respect to any documents to be delivered at Closing, any vice president or the secretary of such Person.

     "Restricted Payment" means (a) any dividend or distribution on the capital stock of the Borrower (except dividends payable solely in existing or presently issued shares of such capital stock of Borrower delivered to Agent as secured party under the Pledge Agreement and subject to the terms of the Pledge Agreement), (b) any purchase, redemption or other acquisition for value of any capital stock of the Borrower, (c) any loan, advance, extension of credit or Guarantee Obligation by the Borrower to any Affiliates of the Borrower or any Affiliates of the Guarantor, other than as permitted hereby, or (d) any investment in any Affiliates of the Borrower or any Affiliates of the Guarantor, other than as permitted hereby.

     "Revolving Credit Commitment" means Thirteen Million and 00/100 Dollars ($13,000,000.00).

     "Revolving Credit Loans" means, collectively, the Revolving Credit Loans, each singly a Revolving Credit Loan, made or to be made to Borrower by each Lender pursuant to this Agreement as set forth in Article 2 hereof.

     "Revolving Credit Notes" means the promissory notes referred to in Section
2.2 to evidence the Revolving Credit Loans.

     "Security Documents" means all of the documents and instruments now or hereafter evidencing the collateral security of Lenders, including without limitation, all UCC-1 Financing Statements and UCC-3 Continuation Statements with respect to the Collateral, the Collateral Assignment of Trademarks and Trade Names, the Collateral Assignment of Patents, the Collateral Assignment of Life Insurance, the Guaranty Agreement, the Subsidiary Guaranties, the Security Agreements and the Pledge Agreements, whether such documents are issued to or signed by Agent, Agent for the benefit of Lenders, or Lenders.

     "Seller Contingent Payments" means certain payments required to be made to Messrs. Richard Grandy and Joseph A. Owens II upon the occurrence of certain contingencies pursuant to Section 2.6 of the Easy Gardener Acquisition Agreement.

     "Solvent" means, with respect to any Person, that as of any date of determination, (a) the then present fair saleable value of the property of such Person on a going concern basis is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) such Person's property is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (c) such Person does not intend to incur and does not believe or reasonably should not believe that it will incur, debts beyond its ability to pay such debts as they become due.

     "Subsidiary" means, with respect to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to any Subsidiary or all Subsidiaries of the Borrower, whether now in existence or hereafter organized.

     "Term Loan I" and "Term Loan II" have the respective meanings set forth in
Section 2.4.

     "Term Loans" means the Term Loan I and Term Loan II.

     "Term Notes I" and " Term Notes II" have the respective meanings set forth in Section 2.4.

     "Term Notes" means the Term Notes I and Term Notes II.

     "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code in each case in effect in the jurisdiction where the Collateral is located.

     "Warrants" means the warrants delivered to each Lender on the Closing Date, substantially in the form of Exhibit Q hereto, and any other warrants issued to the Lenders in substitution or modification thereof or as a supplement thereto.

     "Weatherly" means Weatherly Consumer Products Group, Inc., a Delaware corporation, whose principal office is located at 651 Perimeter Drive, Suite 300, Lexington, Kentucky.

     "Weatherly Acquisition" means the acquisition by Borrower of all of the capital stock of Weatherly pursuant to the terms of the Weatherly Acquisition Agreement.

     "Weatherly Acquisition Agreement" means the Stock Purchase Agreement dated as of August 9, 1996, among Borrower, U. S. Home & Garden Inc., Weatherly and the Weatherly Stockholders.

     "Weatherly Stockholders" means Laban P. Jackson, Jr., Emanuel M. Metz, E.H. Arnold, and James R. Hills.

     "Working Capital" means current assets (excluding cash) minus current liabilities (excluding current maturities of long-term indebtedness).

Section 1.2 Rules of Construction.

          (a) Use of Capitalized Terms. For purposes of this Agreement, unless the context otherwise requires, the capitalized terms used in this Agreement shall have the meanings herein assigned to them, and such definitions shall be applicable to both singular and plural forms of such terms. In addition, all terms defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined herein.

          (b) Construction. All references in this Agreement to the single number and neuter gender shall be deemed to mean and include the plural number and all genders, and vice versa, unless the context shall otherwise require.

          (c) Headings. The underlined headings contained herein are for convenience only and shall not affect the interpretation of this Agreement.

          (d) Entire Agreement. This Agreement and the other Loan Documents shall constitute the entire agreement of the parties with respect to the subject matter hereof.

          (e) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (f) Governing Law. This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties under this Agreement, the Notes and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio.

          (g) Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed, all accounting determinations shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared, in accordance with GAAP consistently applied in the preparation of such Person's financial statements. In the event that any accounting changes occur and such changes result in a change in the method of calculation of financial covenants, standards and terms contained in this Agreement, then Borrower and Lender agree to enter into negotiations to amend such provisions of this Agreement so as to reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after giving effect to the accounting changes, as if such accounting changes had not been made.

          (h) Borrower's Knowledge. Any statements, representations and warranties that are based upon the best knowledge of the Borrower or Guarantor shall be deemed to have been made after due inquiry by such Person with respect to the matter in question. "Knowledge" of Borrower or Guarantor means the knowledge of a Responsible Officer of Borrower or Guarantor, as the case may be, following the time such Responsible Officer has been informed of or otherwise learns of the information of which Borrower or Guarantor is sought to be charged.

          (i) Loan Documents. The definition of each Loan Document shall be deemed to include all renewals, amendments, modifications, restatements and replacements of such document from time to time duly executed by the party to be charged with performance thereunder.

                                    ARTICLE 2

                             LOAN TERMS AND AMOUNTS

Section 2.1 Revolving Credit Commitment.

          (a) Commitment. Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions contained in this Agreement, to make the Revolving Credit Loans to the Borrower, from time to time, in an amount not to exceed its Participation Percentage in the Revolving Credit Commitment available to the Borrower. The aggregate amount of all Revolving Credit Loans shall be the lesser of the Borrowing Base and the Revolving Credit Commitment. No Lender shall have any obligation to make any Revolving Credit Loan under this Section to the extent any requested loan or advance would cause the principal balance of the Revolving Credit Loan then outstanding to exceed the Revolving Credit Commitment. Subject to the limitations herein, until termination of the Revolving Credit Commitment, any amounts borrowed may be repaid in whole or in part without prepayment penalty (except as described in Section ) and may be reborrowed until such termination as provided herein and provided that at the time of such borrowing request no Default or Event of Default exists. The Revolving Credit Commitment shall terminate and all of the indebtedness evidenced by the Revolving Credit Notes shall, if not sooner due and payable pursuant to the provisions hereof, be in any event absolutely and unconditionally due and payable in full by the Borrower on June 30, 2002, the date of the maturity of the Revolving Credit Notes.

          (b) Conditions Required for Subsequent Revolving Credit Loans. The obligation of the Lenders to make any Revolving Credit Loans after the Closing Date shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

               (i) Legality of Transactions. It shall not be unlawful (A) for the Agent or any Lender to perform any of their respective agreements or obligations under any of the Loan Documents to which the Agent or Lender is a party on the date of such Loan, or (B) for the Borrower or Guarantor to perform any of their respective agreements or obligations under any of the Loan Documents to which it is a party on such date.

               (ii) Representations and Warranties. Each of the representations and warranties made by the Borrower and Guarantor to the Agent or any Lender in this Agreement or any Loan Document (A) shall be true and correct in all material respects when made, and (B) shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date any Loan, and shall be true and correct in all material respects as of each of such dates, except to the extent such representations and warranties relate expressly to an earlier date.

               (iii) Performance, Etc. The Borrower and Guarantor shall have duly and properly performed, complied with and observed in all material respects each of their respective covenants, agreements and obligations contained in this Agreement and all of the other Loan Documents to which they are parties. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

               (iv) Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to Lenders and Lenders shall have received all such counterpart originals or certified or other copies of all such instruments and documents as Lenders shall have reasonably requested.

     In addition, if requested by Lenders, Borrower and Guarantor shall execute and deliver a certificate of a Responsible Officer in form and substance reasonably satisfactory to Agent certifying that each of the conditions set forth in subparagraphs (ii) and (iii) above applicable to it have been satisfied. The Borrower shall furnish to Agent (for further delivery to Lenders) a Borrowing Base Report signed by a Responsible Officer of Borrower on a monthly basis, by the fifteenth (15th) day of each month as to the immediately preceding calendar month, unless otherwise reasonably requested by Agent. Such report shall show the age of the Accounts in intervals of not more than thirty (30) days and contain such further information as Agent may reasonably require from time to time.

     Section 2.2 Revolving Credit Notes.

     The absolute and unconditional obligation of the Borrower to repay each Lender its respective Pro Rata Share of the principal of each Revolving Credit Loan and the interest thereon shall be evidenced by Revolving Credit Notes executed by the Borrower in the form of Exhibit C attached to this Agreement (the "Revolving Credit Notes"). Each Revolving Credit Loan made by each Lender to the Borrower and each payment made on account of principal on the Revolving Credit Notes shall be recorded by the Agent on the books of the Agent which record shall constitute prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of the Agent to make such notation shall not limit or otherwise affect the obligations of the Borrower under the Revolving Credit Notes or this Agreement. The Revolving Credit Notes shall include the following terms:

          (a) Term. The Revolving Credit Notes shall be in the form of Exhibit C, and shall mature and be due and payable in full on or before, the earlier of: (i) June 30, 2002, or (ii) the date upon which the entire principal and interest of the Revolving Credit Notes shall otherwise become due and payable pursuant to the provisions hereof;

          (b) Interest Rate. The Revolving Credit Notes shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the daily outstanding principal balance thereunder at an annual rate calculated pursuant to Section 2.6;

          (c) Interest Payment Dates. Interest on the Revolving Credit Notes shall be payable in accordance with Section 2.6(g), and on the date the Revolving Credit Loans are due (whether by maturity, acceleration, or otherwise); and

          (d) Annual Zero Balance Requirement. For a period of not less than ten
     (10) consecutive days during each year of this Agreement in the month of August, commencing with August 1997, the entire principal and interest on the Revolving Credit Notes shall be paid in full and no amounts shall be borrowed on such Revolving Credit Loans during such period.

     Section 2.3 Fees.

     (a) Unused Commitment Fee. The Borrower agrees to pay the Agent for the ratable benefit of the Lenders a loan fee equal to One-half of One Percent (.50%) per annum (based on a year of 360 days and actual days elapsed) on the unborrowed amount of the Revolving Credit Commitment for each day from and including the date hereof to and including the maturity of the Revolving Credit Notes. Such fee shall be payable quarterly in arrears on the last day of September, December, March and June of each year prior to the maturity of the Revolving Credit Notes.

     (b) Service Fee. The Borrower shall (i) promptly upon request, reimburse the Agent for all reasonable out-of-pocket travel expenses relating to its audits (as discussed below) not to exceed $7,000.00 per year, and (ii) pay the Agent a service fee for the maintenance of the Revolving Credit Commitment of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per month, payable in advance on the first day of each month, to cover all additional expenses incurred in connection with the monitoring by the Agent of the Revolving Credit Loans. The Agent and the Lenders shall have the right to conduct a comprehensive field audit of the Borrower not more than twice per year prior to the occurrence of an Event of Default, and the Borrower shall cooperate fully with the Agent in the completion of such audit.

          (c) Agency Fee. The Agent (and no other Lender) shall receive the Agency Fee.

     Section 2.4 Term Loan Commitment. Each Lender, severally and not jointly, subject to the terms and conditions of this Agreement, hereby agrees to make loans to Borrower in an amount equal to its Participation Percentage of the term loans of Twenty-three Million and 00/100 Dollars ($23,000,000.00) ("Term Loan I") and (i) Two Million Two Hundred Fifty Thousand and 00/100 Dollars ($2,250,000.00) ("Term Loan II").

     Section 2.5 Term Promissory Notes. The absolute and unconditional obligation of the Borrower to repay the principal of the Term Loans and the interest thereon shall be evidenced by promissory notes executed by the Borrower to each Lender in substantially the form of Exhibits and G attached to this Agreement (respectively, "Term Notes I" and "Term Notes II"). In the event of an assignment under Section 10.17(a), Borrower shall issue new notes to reflect the new Credit Commitments of the assigning Lender and the assignee thereof. The Term Notes shall include the following terms:

          (a) Terms. Each Term Note shall be dated as of the Closing Date and shall mature and be due and payable in full on June 30, 2002.

          (b) Interest Rate. Each Term Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the daily outstanding principal balance thereunder at a rate per annum calculated in accordance with Section 2.6 hereof.

          (c) Interest Payment Dates. Interest on the Term Notes shall be payable in accordance with Section 2.6(g), and on the date a Term Loan is due (whether by maturity, acceleration or otherwise).

          (d) Principal Payments on Term Loan I. Quarterly installments of principal on Term Loan I shall be payable commencing on September 30, 1996 and on each Principal Payment Date thereafter in accordance with the following schedule and such payment shall be distributed ratably among the Lenders in accordance with their respective Credit Commitments:

Payment Date                                                   Principal Payment

September 30, 1996                                                     $570,000

December 31, 1996                                                       570,000

March 31, 1997                                                        1,350,000

June 30, 1997                                                         1,350,000

September 30, 1997                                                      570,000

December 31, 1997                                                       570,000

March 31, 1998                                                        1,350,000

June 30, 1998                                                         1,350,000

September 30, 1998                                                      570,000

December 31, 1998                                                       570,000

March 31, 1999                                                        1,350,000

June 30, 1999                                                         1,350,000

September 30, 1999                                                      570,000

December 31, 1999                                                       570,000

March 31, 2000                                                        1,350,000

June 30, 2000                                                         1,350,000

September 30, 2000                                                      570,000

December 31, 2000                                                       570,000

March 31, 2001                                                        1,350,000

June 30, 2001                                                         1,350,000

September 30, 2001                                                      570,000

December 31, 2001                                                       570,000

March 31, 2002                                                        1,350,000

June 30, 2002                                                         1,310,000


          (e) Principal Payments on Term Loan II. Quarterly installments of principal on Term Loan II shall be payable commencing on September 30, 1998 and on each Principal Payment Date thereafter in an amount of $140,625.00 on each Principal Payment Date until paid in full.

Section 2.6 Interest Payable on the Loans.

          (a) Interest Rate. Except as otherwise provided herein, the Revolving Credit Loans and Term Loans I shall bear interest on the daily outstanding principal balance thereunder at an annual rate equal to, at Borrower's option, the Adjusted Prime Rate or Libor Rate. The Term Loans II shall bear interest on the outstanding principal amount thereof at an annual rate equal to the Prime Rate plus six percent (6%). Each Libor Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Libor Rate Loan. Borrower shall select Interest Periods with respect to Libor Rate Loans so that it is not necessary to pay a Libor Rate Loan prior to the last day of the applicable Interest Period in order to repay the Loans on June 30, 2002.

     The determination of Applicable Margin hereunder as of any Interest Adjustment Date shall be based on unaudited monthly financial statements of Borrower and Subsidiaries for the last month of the most recent quarter prior to such Date required to be delivered pursuant to Section 5.1(b) and compliance certificate of Borrower required to be delivered pursuant to Section 5.2(a) hereof, provided, that in the event of any discrepancy between computations based upon any compliance certificate of Borrower and the related unaudited financial statements of Borrower and its Subsidiaries furnished pursuant to
Section 5.1(b) and the audited financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(a), the computation based upon the audited financial statements of Borrower and its Subsidiaries delivered pursuant to Section 5.1(a) shall govern (retroactive to the most recent Interest Adjustment Date). In the event of a retroactive correction of the determinations of the Applicable Margin in favor of the Lenders, the amount of interest thereby overdue and payable by the Borrower shall be paid to the Lenders within five (5) days after the date of such retroactive correction. Upon any upward adjustment of the Applicable Margin, there shall be no downward adjustment of the Applicable Margin until the first day of the first month after the Margin Ratio shall have been less than or equal to the Margin Ratio which would result in such downward adjustment as of the end of a subsequent fiscal quarter. No downward adjustment of the Applicable Margin shall occur if, at the time such downward adjustment would otherwise be made, there shall exist any Default or Event of Default, provided, that such downward adjustment shall be made on the first day of the first month after the date on which any Default or Event of Default shall have been waived or cease to exist.

          (b) Notice. Except as otherwise provided herein, if, on any day any part of the Revolving Credit Loans or Term Loan is outstanding with respect to which notice has not been timely received by the Agent in accordance with this Agreement specifying that the Libor Rate shall be applicable thereto, then for that day such Loan shall bear interest at the Adjusted Prime Rate.

          (c) Conversions. Borrower may elect from time to time to convert all or part of the outstanding principal balance of any Revolving Credit Loan or any Term Loan I (but no part of the Term Loan II) from an Adjusted Prime Rate Loan to a Libor Rate Loan by the Borrower's giving Agent at least three (3) Business Days prior irrevocable notice of such an election; provided, that no Loan may be converted to a Libor Rate Loan while a Default or an Event of Default has occurred and is continuing. Borrower may also elect from time to time to continue any outstanding Libor Rate Loan (whether for a similar or a different Interest Period) upon expiration of the Interest Period then applicable thereto by the Borrower's giving the Agent at least three (3) Business Days' prior irrevocable notice of suchc ontinuation of such Libor Rate Loan; provided, that no Revolving Credit Loan or Term Loan I may be continued as a Libor Rate Loan while a Default or an Event of Default has occurred and is continuing.

               (d) Election. Each notice of election to convert to a Libor Rate Loan or to continue a Libor Rate Loan shall be in the form of Exhibit hereto and shall specify (i) the proposed conversion or continuation date; (ii) the amount of the Revolving Credit Loan or Term Loan I, as the case may be, to be converted or continued; (iii) whether a conversion or a continuation is being requested; and (iv) the requested Interest Period, which shall be one (1), two (2) or three
          (3) months. Each such notice shall also certify that no Default or Event of Default has occurred and is then continuing.

               (e) Effectiveness. On the date upon which each conversion to a Libor Rate Loan or continuation of a Libor Rate Loan is being made pursuant to a notice given in accordance with this Agreement, the Agent shall take such action as is necessary to effect such conversion or continuation. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of the Revolving Credit Loans or Term Loan I may be conver ted into Libor Rate Loans or continued as Libor Rate Loans as provided herein; provided, that partial conversions or continuations of any Libor Rate Loan shall be in the minimum amount of $500,000 and, if in excess thereof, in integral multiples of $100,000; provided, further, that there shall be no more than four (4) borrowings comprised of Libor Rate Loans outstanding at any time.

               (f) Determination of Adjusted Prime Rate. Agent shall determine the Adjusted Prime Rate in effect from time to time. Any change in the Adjusted Prime Rate shall, for all purposes of this Agreement and any of the other Loan Documents, become effective on the effective date of such change in the Prime Rate as announced by Agent in accordance with Agent's customary practices.

               (g) Monthly Installments. Borrower shall pay to Agent:

                    (i) for the account of Lenders in accordance with their
               respective Pro Rata Shares, monthly in arrears on the last Business Day of each month beginning with the month in which the Closing Date falls, interest on the outstanding principal amount of the Adjusted Prime Rate Loans at the annual rate equal to the Adjusted Prime Rate; provided, however, that if Borrower elects, pursuant to the last paragraph of Section 2.6(c) to convert an Adjusted Prime Rate Loan, or any portion thereof, to a Libor Rate Loan, Borrower shall pay to Agent, for the account of Lenders in accordance with their respective Pro Rata Shares, all accrued but unpaid interest on the Adjusted Prime Rate Loan, or such portion thereof, being converted for the period commencing the date of the last payment date under this paragraph to the first day of the Interest Period for the Libor Rate Loan into which the Adjusted Prime Rate Loan was converted.

                    (ii) For the account of Lenders in accordance with their
               respective Pro Rata Shares, in arrears on the last Business Day of each Interest Period for each Libor Rate Loan interest on the outstanding principal amount of the Libor Rate Loans at the annual rate equal to the Libor Rate; provided, however, that for each Libor Rate Loan having an Interest Period longer than three months, interest accrued on such Loan shall also be payable on the last day of each three month interval during such Interest Period.

     Section 2.7 Procedures for Making Draws.

          (a) A Revolving Credit Loan shall be advanced at Borrower's request either by a request by Borrower for a wire transfer of the proceeds of such Loan or by a check drawn by Borrower on a central disbursement account (the "Disbursement Account") of Borrower maintained with Agent. Any request for a Revolving Credit Loan by wire transfer may be transmitted to Agent at its Head Office via facsimile provided Borrower concurrently notifies Agent by telephone of such request. All such requests for wire transfer advances shall be made to, and received by, Agent not later than 3:00 p.m, (Eastern time) on the Draw Date of the particular Loan and each such check or request for wire transfer of funds shall be deemed to be a request for an advance of a Revolving Credit Loan on the date when received and processed by Agent. Borrower hereby designates its President, Treasurer or Chief Financial Officer (or any other officer authorized by Borrower and designated as such to Agent by a writing signed by the President, Treasurer or CFO) acting individually or jointly to make all requests for draws and advances.

          (b) Except as provided in Section 2.7(a), all collections of Accounts shall be directed to an account at Agent's Head Office (the "Agent Deposit Account") as provided in Section 9.5. Agent shall on each Business Day automatically debit the Agent Deposit Account and apply the proceeds pursuant to the provisions of Section 2.11. So long as no Event of Default shall have occurred and be continuing, if funds remain in the Agent Deposit Account following the application provided for in the preceding sentence, the balance will be promptly transferred to the Disbursement Account or any other account designated by Borrower and maintained with Agent. The crediting of items deposited in the Agent Deposit Account to the reduction of the Obligations shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged back to the Borrower in accordance with Section 2.10, whether or not the item is returned.

          (c) In order to administer the Revolving Credit Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, so long as the conditions for borrowing in Section 7.2 remain satisfied, the Agent may, in its sole discretion, make available, on behalf of the Lenders, the full amount of all Revolving Credit Loans requested by the Borrower pursuant to subsection 2.7(a). Agent may, in lieu of advancing funds pursuant to this Section 2.7(c), promptly notify each Lender by facsimile of its proportionate share of a requested Revolving Credit Loan and the date of such borrowing. On the borrowing date specified in such notice by Agent to each Lender, each Lender shall make its share of the borrowing available at the Head Office of the Agent for deposit to such account as the Agent shall designate, no later than 3:00 Cincinnati, Ohio time in federal or other immediately available funds. Upon receipt of the funds to be made available by Lenders to fund any Revolving Credit Loan hereunder, the Agent shall disburse such funds by depositing them into the Disbursement Account.

               (i) If the Agent shall have advanced Revolving Credit Loans on behalf of the Lenders, as provided in this subsection 2.7(c), the amount of each

          Lender's Participation Percentage of Revolving Credit Loans shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Credit Loans as of 5:00 p.m. (Eastern time) on the Business Day immediately preceding the date of each computation; provided, however, that the Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Revolving Credit Loans and a summary of the Borrowing Base Report Activity for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by the Agent and received by the Lenders prior to 12:00 Noon (Eastern time), each Lender shall make the transfers described in the next succeeding sentence no later than 3:00 p.m. (Eastern time) on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Lenders after 12:00 Noon (Eastern time), each Lender shall make such transfers no later than 3:00 p.m. (Eastern time) on the next succeeding Business Day. If in any Settlement Period, the amount of a Lender's Participation Percentage of the Revolving Credit Loans is more than such Lender's Participation Percentage of the Revolving Credit Loans for the previous Settlement Period, the Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to such Agent by wire transfer in immediately available funds the amount of the increase; and, if in any Settlement Period, the amount of a Lender's Participation Percentage of the Revolving Credit Loans is less than such Lender's Participation Percentage of the Revolving Credit Loans for the previous Settlement Period, the Agent shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the Dollar amount of their respective Participation Percentages of the outstanding Revolving Credit Loans.

               (ii) To the extent that the Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of Revolving Credit Loans by the Borrower, the Agent may apply such amounts repaid directly to the amounts made available by the Agent pursuant to this subsection 2.7(c).

               (iii) Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Credit Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Credit Loans, interest with respect to Revolving Credit Loans shall be allocated by the Agent to each Lender (including the Agent) in accordance with the amount of Revolving Credit Loans actually advanced by and repaid to each Lender (including the

          Agent) during each Settlement Period and shall accrue from and including the date such Loans are advanced by the Agent to but excluding the date such Loans are repaid by the Borrower in accordance with Section or actually settled by the applicable Lender as described in this subsection 2.7(c).

               (iv) The Agent may advance funds as described above so long as the Agent shall not have received prior to such borrowing an officers' certificate from the Borrower under Section 5.9(a) indicating the existence of a Default or Event of Default, or a written notice from any Lender that the conditions to such borrowing have not been satisfied.

     Section 2.8 Interest on Overdue Payments; Default Rate. If any payment of interest on or principal of a Note is not paid when due and within any applicable grace period, then, at the option of any Lender, interest may be charged and collected in accordance with each Note from the Borrower at the Default Rate as provided in such Note.

          Upon the occurrence and during the continuance of any Event of Default, or if Lenders elect to exercise their remedies hereunder to accelerate the Notes following the occurrence of an Event of Default, or upon the Borrower's failure to pay the principal amount of the Notes at maturity, the outstanding principal and all accrued interest as well as any other charges due the Agent or any Lender hereunder or under any Loan Document, shall bear interest from the date on which such amount shall have first become due and payable to the Agent or any Lender to the date on which such amount shall be paid to the Agent or any Lender (whether before or after judgment), at the Default Rate. The accrued unpaid interest shall become and be absolutely due and payable to the Lenders, on demand, at any time. Interest will continue to accrue and will (to the extent permitted by applicable law) be compounded daily until the Obligations in respect of the payment are discharged (whether before or after judgment).

Section 2.9 Prepayments of Principal.

          (a) Optional Prepayment of Revolving Credit Loans. In the event Borrower decides to terminate the Revolving Credit Commitment hereunder prior to June 30, 2002, Borrower shall prepay the outstanding principal amount Revolving Credit Loans in full upon notice to Lenders at least three
     (3) Business Days prior to the specified termination date, together with accrued interest thereon to the date fixed for such prepayment, plus a premium calculated as follows:


If the Prepayment Occurs:              Then the Premium Shall Be:
------------------------               --------------------------
During the first Loan Year             3% of the Average Yearly Loan Balance
During the second Loan Year            2% of the Average Yearly Loan Balance
During the third Loan Year             1% of the Average Yearly Loan Balance
     and each Loan Year thereafter

          If Borrower decides to terminate the Revolving Credit Commitment hereunder, Borrower will simultaneously with the prepayment of the Revolving Credit Loans prepay in full the entire outstanding principal of the Term Loans, all accrued and unpaid interest on the Term Loans and all other charges owing in connection therewith.

          (b) Optional Prepayment of Term Loan. The Borrower shall have the right to prepay the principal of Term Loan I in full at any time and in part from time to time upon notice to Lenders at least three (3) Business Days prior to the specified prepayment date and upon payment to Lenders of the principal amount to be prepaid, together with accrued interest thereon to the date fixed for such prepayment, plus a premium calculated as follows:

If the Prepayment Occurs:              Then the Premium Shall Be:
--------------------------             ---------------------------
During the first Loan Year             3% of the Prepayment Amount
During the second Loan Year            2% of the Prepayment Amount
During the third Loan Year             1% of the Prepayment Amount
     and each Loan Year thereafter

     If the Borrower prepays the principal of any Loan at any time as a result of Sections 2.7(b), 2.9(c), 2.9(d), or as the result of an Event of Default, then no premium on such prepayment shall be payable to any Lender. Borrower shall have no right to prepay Term Loan II, unless Borrower shall have prepaid in full Term Loan I and terminated the Revolving Credit Commitment, in which event Term Loan II shall be prepaid in full and without premium or penalty applicable to Term Loan II.

          (c) Mandatory Prepayments Under Revolving Credit Loan. If at any time the aggregate amount of the Revolving Credit Loans outstanding to the Borrower exceeds the Borrowing Base, the Borrower shall be obligated to immediately prepay, without premium or penalty, the amount that exceeds the Borrowing Base.

          (d) Mandatory Prepayments Under Term Loan I. The net cash proceeds (which for purposes hereof shall mean the gross selling price or amounts received less transfer and gains taxes, conveyance fees imposed by governmental authorities, brokerage fees, reasonable legal fees and other reasonable fees and expenses of the transaction, including litigation and negotiation costs reasonably related to the transaction, and income taxes incurred as a result of the transaction) available to Borrower as a result of (i) any asset sales permitted by Section 6.15 hereof, other than finished goods in the ordinary course of business and except to the extent any other assets disposed of pursuant to Section 6.15 are replaced or the proceeds of investments are reinvested as permitted hereby, (ii) any condemnation awards, (iii) any casualty loss insurance recoveries to the extent the affected assets are not replaced in accordance with the provisions of Section 5.6 hereof, (iv) Excess Cash Flow for any given fiscal year, or (v) any adjustment in favor of Borrower in the purchase price payable by Borrower in connection with the Weatherly Acquisition occurring after the Closing Date, shall, with respect to amounts described in subparagraphs (i) through (v), be paid to Lenders in the amount of their respective Pro Rata Share within ten (10) days after receipt thereof by Borrower and with respect to any Excess Cash Flow, within fifteen (15) days of delivery of the Financial Statements for the applicable fiscal year of Borrower, which amounts each Lender shall apply to the regularly scheduled principal payments on Term Loan I until paid, in inverse order of the stated maturity of principal payments thereof. No premium shall be due on any payment made in compliance with this Section 2.9(d).

          (e) Application of Prepayments. Except as provided in Section , any prepayment of the Obligations under the Notes or any of the other Loan Documents shall be applied by Agent as set forth in Section 2.11 hereof. Any amounts received in connection with a payment, repayment or prepayment shall be applied to the extent possible, first, to Adjusted Prime Rate Loans and, then, to Libor Rate Loans. To the extent that such payment, repayment or prepayment shall be applied to a Libor Rate Loan, Agent shall retain such amount until the expiration of the Interest Period applicable to such Libor Rate Loan or deposit such amount into the Disbursement Account for application in accordance with Section 2.7(b), and apply such payment at such time so as to minimize the Libor Break Funding Costs applicable to such payment, repayment or prepayment, unless otherwise instructed by Borrower, to pay, repay or prepay such Libor Rate Loan and nonetheless incur the applicable Libor Break Funding Cost.

          (f) Libor Breakage Costs. Upon any repayment or prepayment pursuant to this Section 2.9 of any Loan which is also a Libor Rate Loan not made on the last day of any Interest Period for such Libor Rate Loan, Borrower shall pay to Agent for the ratable benefit of the Lenders, such Libor Breakage Costs pursuant to Section 2.14 hereof, but not as the result of a mandatory prepayment pursuant to Sections 2.9(c) or 2.9(d) if Agent does not observe Section 2.9(e).

     Section 2.10 Time and Place of Payments. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, except when Agent applies the proceeds of a the Agent Deposit Account as permitted hereby or debits the Disbursement Account or any other account of Borrower, each payment payable by the Borrower to the Agent under this Agreement or any of the other Loan Documents, shall be made directly to Agent, for the account of each Lender, by wire transfer to the account of Agent at the address set forth on the signature page hereof, or to such other address as Agent shall notify to Borrower not later than 3:00 p.m. (Eastern time), on the due date of each such payment in immediately available and freely transferrable funds. Upon receipt of any such payment, Agent shall forward to each Lender its Pro Rata Share thereof by wire transfer in good funds at the address of such Lender set forth on the signature page hereof, or to such other address as a Lender shall notify to Agent. In order to cause the timely payment to be made of all Obligations as and when due, Borrower hereby authorizes and directs Agent, at Agent's option, to debit the Disbursement Account or any other deposit account of Borrower maintained by the Agent or to apply the proceeds of a Revolving Credit Loan to pay such Obligations and for that purpose Agent is hereby authorized, to the extent funds are available under the Revolving Credit Commitment, to advance a Revolving Credit Loan.

     Section 2.11 Application of Funds. Subject to Section 2.9(e) in respect of LIBOR Rate Loans, the funds received by the Agent pursuant to Section 2.7(b) shall be applied toward the Obligations as follows provided, however, that if an Event of Default exists, the funds may be applied to the Obligations in such order and manner as Agent may (or if directed by a Majority of Lenders shall) determine:

          (a) First, to the payment of all fees, charges and other sums (with the exception of principal and interest) when due and payable to the Agent or Lenders under the Notes, this Agreement or the other Loan Documents at such time including, without limitation, all costs, expenses, disbursements and losses which shall have been reasonably incurred or sustained in good faith by the Agent or Lenders in or incidental to the collection of the Obligations hereunder or the exercise, protection, or enforcement by the Agent or Lenders of all or any of the rights, remedies, powers and privileges of the Agent or Lenders under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity to the Agent or Lenders against all taxes or Liens which by law shall have, or may have priority over the rights of the Agent or Lenders in and to such funds;

          (b) Second, to the payment of the interest which shall be due and payable on the principal of the Revolving Credit Notes at the time of such payment;

          (c) Third, to the payment of interest on the Term Notes then due;

          (d) Fourth, to the payment of principal then due on the Term Loan I Notes;

          (e) Fifth, to the payment of any outstanding principal on the Revolving Credit Notes;

          (f) Sixth, if such payment is received in connection with a prepayment in full of the Term Loan I and a termination of the Revolving Credit Commitment, the payment of any outstanding principal of the Term Loan II Notes; and

          (g) Seventh, if no Default or Event of Default exists or if all Obligations have been paid or satisfied in full, the surplus remaining (if any) to the Borrower as provided in Section 2.7(b).

     Section 2.12 Payments to be Free of Deductions. Each payment payable by the Borrower to the Agent or any Lender under this Agreement, any Note, or any of the other Loan Documents shall be made in accordance with Section 2.10 hereof, without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any political subdivision or any taxing or other authority therein, unless the Borrower is compelled by law to make any such deduction or withholding. If any such obligation to deduct or withhold is imposed upon the Borrower with respect to any such payment payable by the Borrower to the Agent or any Lender, (a) the Borrower shall be permitted to make the deduction or withholding required by law in respect of the said payment, and (b) there shall become and be absolutely due and payable by the Borrower to the Agent or such Lender on the date on which the said payment shall become due and payable, and the Borrower hereby promises to pay to the Agent or such Lender on such date, such additional amount as shall be necessary to enable the Agent or such

Lender to receive the same net amount which the Agent or such Lender would have received on such due date had no such obligation been imposed by law. Anything in this Section to the contrary notwithstanding, the foregoing provisions of this Section shall not apply in the case of any deductions or withholdings made in respect of taxes charged upon or by reference to the overall net income, profits or gains of the Agent or any Lender (or any transferee or assignee thereof). If Agent or any Lender receives a refund in respect of any taxes which Borrower shall have paid for or on an account of taxes payable by Agent or Lender pursuant to this Section 2.12, it will promptly notify Borrower of such refund and, within ten (10) Business Days after giving Borrower such notice (and promptly upon receipt, if Borrower has applied for such refund), pay such refund to Borrower (to the extent of amounts paid by Borrower under this Section 2.12).

     Section 2.13 Use of Proceeds. The Borrower represents, warrants and covenants to the Agent and each Lender that all proceeds of the Revolving Credit Loans and the Term Loans shall be used by the Borrower solely for the purpose of
(i) financing all or a portion of the transactions contemplated by the Weatherly Acquisition, (ii) refinancing existing Indebtedness to institutional lenders,
(iii) funding expenses relating to the Loans and related transactions, (iv) working capital and other general corporate purposes, and (v) funding payments permitted pursuant to Section 6.1(a), (c) and (d).

     Section 2.14 Additional Costs, Etc.

          (a) Anything in this Agreement to the contrary notwithstanding, if after the Closing Date, any change in any applicable United States law shall (i) materially change the basis of taxation of payments to Agent or any Lender of the principal of or the interest on any Loan or any other amounts payable to Agent or any Lender under this Agreement, or any of the other Loan Documents, or (ii) impose or increase or render applicable any special or supplementary special deposit or reserve or similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or any eligible liabilities of, or loans by any office or branch of, Agent or any Lender (except any Reserve Requirement which is reflected in LIBOR), or (iii) impose on Agent or any Lender any other condition or requirement with respect to this Agreement, any Note or any of the other Loan Documents, and the result of any of the foregoing is (A) to increase the cost to Agent or any Lender of making, funding or maintaining all or any part of the principal of the LIBOR Rate Loans by an amount deemed in good faith by such Lender or the Agent to be material, or (B) to reduce the amount of principal, interest or any other sum payable by Borrower to Agent or any Lender under this Agreement, any Note or any of the other Loan Documents, or (C) to require Agent or any Lender to make any payment or to forego any interest or other sum payable by Borrower to Agent (other than the Agency Fee) or any Lender under this Agreement, any Note or any of the other Loan Documents, the amount of which payment or foregone interest or other sum is measured by or calculated by reference to the gross amount of any sum receivable by Agent or any Lender from Borrower under this Agreement, any Note or any of the other Loan Documents, then, and in each such case, Borrower will pay to Agent for Agent or the account of a Lender, as the case may be, within forty-five
     (45) days of written notice by Agent or such Lender, such additional amounts as will compensate

     Agent or such Lender for such additional cost, reduction, payment or foregone interest or other sum. Agent or any Lender, as the case may be, shall provide to Borrower reasonable documentation, including calculations in reasonable detail, to support the basis for such costs, etc., being claimed, together with such written notice. Anything in this paragraph to the contrary notwithstanding, the foregoing provisions of this paragraph shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting solely from or arising solely as a consequence of any taxes charged upon or by reference to the overall net income, profits or gains of Agent or any Lender.

          (b) If any Lender shall reasonably determine that any present or future applicable law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by any amount deemed in good faith by such Lender to be material, then Borrower shall pay to such Lender within forty-five (45) days upon receipt of written notice thereof, such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement, the Notes or any of the other Loan Documents, as will compensate for such reduction. Such Lender shall provide to Borrower a copy of the calculations showing how in reasonable detail such determination has been made together with such notice. Determinations by any Lender of the additional amount or amounts required to compensate such Lender in respect of the foregoing shall be prima facie evidence of the correctness of such calculations. In determining such amount or amounts, Lenders may use any reasonable averaging and attribution methods.

     Section 2.15 Libor Breakage Cost. Subject to Sections 2.9(e) and 2.9(f), Borrower shall pay to Agent, for the ratable benefit of each Bank, the Libor Break Funding Costs that Agent determines are attributable to the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law):

          (a) any payment (including, without limitation, the acceleration of the Loans pursuant to this Agreement or any Loan Document), repayment, optional prepayment, or conversion of a Libor Rate Loan for any reason on a date other than the last day of the Interest Period for such Libor Rate Loan; or

          (b) any failure by Borrower for any reason to borrow a Libor Rate Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to this Agreement.

                                    ARTICLE 3

                               SECURITY INTERESTS

     Section 3.1 Grant of Security Interest. To secure the payment and performance of all of the Obligations, the Borrower hereby grants to Lenders, and will cause its Subsidiaries and Emerald to grant to Lenders, a continuing security interest in and assigns to the Agent, on behalf of the Lenders, all of the Collateral. The Collateral shall also include the property and rights subject to:

          (a) the Collateral Assignment of Trade Names and Trademarks in substantially the form attached hereto as Exhibit F;

          (b) the Collateral Assignment of Patents in substantially the form attached hereto as Exhibit G; and

          (c) the Collateral Assignment of Life Insurance in substantially the form attached hereto as Exhibit H.

     Section 3.2 One General Obligation; Cross Collateral. All loans and advances by the Lenders to the Borrower under this Agreement and under all other agreements constitute one loan, and all indebtedness and obligations of the Borrower to Lenders under this and under all other agreements, present and future, constitute one general obligation secured by the Collateral and security held and to be held by Lenders or the Agent on behalf of the Lenders hereunder and by virtue of all other assignments and security agreements between the Borrower and Lenders or the Agent on behalf of the Lenders now and hereafter existing. It is expressly understood and agreed that all of the rights of the Agent and each Lender contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other agreements, present and future, among the Agent, Lenders and the Borrower.

     Section 3.3 Additional Security for Loans. As additional collateral security for such of the Obligations as are described therein, the following documents constituting part of the Security Documents hereunder shall be delivered to the Agent on behalf of the Lenders:

          (a) a Pledge Agreement in substantially the form attached hereto as Exhibit executed by (i) Guarantor with respect to the stock of Borrower,
     (ii) Borrower with respect to the stock of each direct Subsidiary thereof, and (iii) Weatherly with respect to each of its direct Subsidiaries; in each case with appropriate changes in text thereof to reflect whether such Pledge Agreement secures the direct obligations of Borrower, the Guaranty Agreement or a Subsidiary Guarantee, as the case may be;

          (b) the Guaranty Agreement in substantially the form attached hereto as Exhibit J;

          (c) a Subsidiary Guaranty from Emerald, Weatherly and each Subsidiary of Weatherly, in substantially the form attached hereto as Exhibit O; and

          (d) a Subsidiary Security Agreement from Emerald, Weatherly and each Subsidiary of Weatherly, in substantially the form attached hereto as Exhibit P.

     Section 3.4 Future Real Property Interest. Concurrently with the acquisition of any fee interest in real property, Borrower shall deliver to the Agent a Mortgage with respect to such property and such other security documents encumbering the acquired real property as a Majority of Lenders may reasonably require.




                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and each Lender to enter into this Agreement, the Borrower and Guarantor hereby represent and warrant to the Agent and each Lender that:

     Section 4.1 Corporate Existence. The Borrower and Guarantor are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to conduct their businesses as presently conducted. The Borrower is duly qualified as a foreign corporation in the State of Texas, and Borrower and Guarantor are duly qualified as foreign corporations in all other jurisdictions in which their activities or ownership of property requires such qualification, except to the extent that the failure to so qualify could not be expected to have a Material Adverse Effect.

     Section 4.2 Corporate Power; Authorization. The Borrower and Guarantor have the corporate power and authority to make, deliver and perform this Agreement and such other Loan Documents to which they are a party and have taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and such other Loan Documents to which they are a party. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the borrowings hereunder or the execution, delivery and performance by the Borrower and Guarantor, and the validity or enforceability (with respect to the Borrower and Guarantor) of this Agreement, the Notes or such other Loan Documents, except for (i) consents and filings referred to or disclosed on Schedule 4.2 which consents and filings have been or will be obtained or made on or prior to the Closing Date and will be in full force and effect on such date, and (ii) consents, filings or notifications which, individually or in the aggregate could not be expected to have a Material Adverse Effect.

     Section 4.3 Enforceable Obligations. This Agreement, the Notes and the other Loan Documents have been duly executed and delivered on behalf of the Borrower and/or Guarantor, as the case may be, and constitute the legal, valid and binding obligations of the

Borrower and/or Guarantor, as the case may be, enforceable against the Borrower and/or Guarantor, as the case may be, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) which if determined adversely to either of them would have a Material Adverse Effect.

     Section 4.4 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions contemplated thereby, will not violate any Requirements of Law or any Contractual Obligation of the Borrower or the Guarantor, subject to the receipt of consents, filings and notifications which have not been obtained as described in Section 4.2.

     Section 4.5 No Litigation. Except as set forth on Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is, to the knowledge of the Borrower or Guarantor, after due inquiry, pending or, overtly threatened against the Borrower or Guarantor or against any of their respective existing properties or revenues.

     Section 4.6 Financial Condition. The Financial Statements previously delivered to each Lender present fairly in all material respects, the financial condition of the Borrower and Guarantor described therein as of the respective dates thereof, and in conformity with GAAP (except that any unaudited Financial Statements may not contain any or all of the footnotes required by GAAP and are subject to year-end audit adjustments). There has been no material adverse change in the assets, liabilities, business or financial condition of the Borrower or Guarantor since the respective dates of the Financial Statements. Except as disclosed on Schedule 4.6 hereto, there exist no equity or long-term investments in or outstanding advances to any Person not reflected in the Financial Statements. Except for trade payables arising in the ordinary course of business, since the dates reflected in the Financial Statements, the Borrower and Guarantor have no material Indebtedness other than as reflected in such Financial Statements. The Financial Statements, including the related schedules and notes thereto, have been prepared in conformity with GAAP consistently applied throughout the periods involved (except that any unaudited Financial Statements may not contain any or all of the footnotes required by GAAP and are subject to year end audit adjustments).

     Section 4.7 No Change. Except as disclosed in Schedule 4.7, since June 30, 1995, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and no dividends or other distributions have been declared, paid or made upon the capital stock of the Borrower or Guarantor nor has any of the capital stock of the Borrower or Guarantor been redeemed, retired, purchased or otherwise acquired for value by the Borrower or Guarantor.

     Section 4.8 No Default. Except as disclosed in Schedule 4.8, neither the Borrower nor the Guarantor is in default under or with respect to any of its Contractual Obligations in any respect which would have a Material Adverse Effect. To the knowledge of Borrower and Guarantor no Default or Event of Default has occurred and is continuing.

     Section 4.9 Intellectual Property. Except as disclosed in Schedule 4.9, the Borrower possesses or is licensed to use all patents, permits, trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to possess or license which could not be reasonably expected to have a Material Adverse Effect, and all such licenses, patents, permits, trademarks, trade names, and copyrights are listed on Exhibit attached hereto and made a part hereof. Except as disclosed on Schedule 4.5, no claim has been asserted and is pending by any Person challenging or questioning the use of any such property or rights or the validity or effectiveness of any such property or rights, nor does Borrower or Guarantor know of any valid basis for any such claim. To the best of Borrower's and Guarantor's knowledge, the use of such property and rights by the Borrower does not infringe on the rights of any Person.

     Section 4.10 Compliance with Laws. Except as set forth on Schedule 4.10, to the best of Borrower's and Guarantor's knowledge, Borrower and Guarantor are in compliance in all material respects with all Requirements of Law to the extent the failure to so comply would result in a Material Adverse Effect.

     Section 4.11 Contractual Obligations. Neither Borrower nor Guarantor is a party to or has any Contractual Obligation which has or is reasonably expected to have a Material Adverse Effect.

     Section 4.12 Taxes. Except as set forth on Schedule 4.12, the Borrower and Guarantor have filed or caused to be filed all tax returns which, to the knowledge of the Borrower and Guarantor, are required to be filed (except for returns with respect to which the due date or extended due dates has not yet occurred) and have paid, withheld, or made adequate provision for all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property and all other taxes, fees or other charges imposed on them or any of their property by any governmental authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or Guarantor, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower or Guarantor, no claim is being asserted against Borrower or Guarantor, with respect to any such tax, fee or other charge by any governmental authority which if not paid when due or before the same becomes delinquent would have a Material Adverse Effect.

     Section 4.13 Margin Stock. Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "Margin Stock" within the respective meanings of each of the quoted terms under Regulations G, T, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any loans hereunder will be used for "purchasing" or "carrying" Margin Stock as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

     Section 4.14 ERISA. Schedule 4.14 contains a list of all Employee Benefit Plans maintained by Borrower. Borrower and its ERISA Affiliates are in compliance in all material respects with any applicable provisions of ERISA and the regulations thereunder and the Code, with respect to all such Employee Benefit Plans.

Section 4.15 Environmental Matters.

     (a) Except as set forth on Schedule hereto:

          (i) To the knowledge of Borrower and Guarantor , the properties and facilities of the Borrower and Guarantor are not being used to make, store, handle, treat, dispose, generate, or transport hazardous substances in violation of any applicable law now in effect; (ii) to Borrower's and Guarantor's knowledge, hazardous substances are not being made, stored, handled, treated, disposed of, generated, or transported on or from the properties and facilities of the Borrower and Guarantor, except in accordance with applicable law now in effect; (iii) to Borrower's and Guarantor's knowledge, the properties, facilities and operations of the Borrower and Guarantor comply in all material respects with all applicable Environmental Laws; (iv) to Borrower's and Guarantor's knowledge, none of the properties, facilities or operations of the Borrower or Guarantor is subject to any judicial or administrative proceedings alleging the violation of any Environmental Laws; (v) to Borrower's and Guarantor's knowledge, none of the properties, facilities or operations of the Borrower or Guarantor is the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, any petroleum or petroleum product (including, without limitation, crude oil or any fraction thereof), or any other hazardous, illegal or unlawful substance into the environment; (vi) neither the Borrower nor the Guarantor has filed, nor to Borrower's and Guarantor's knowledge, is presently required to file any notice under any federal, state or local law indicating past or present treatment or disposal of a hazardous waste, hazardous substance or any petroleum or petroleum product (including, without limitation, crude oil or any fraction thereof), or reporting a spill or release of a hazardous or toxic waste, substance or constituent, any petroleum or petroleum product (including, without limitation, crude oil or any fraction thereof), or any other substance into the environment; and (vii) neither the Borrower nor Guarantor has received notice of any contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent, any petroleum or petroleum product (including, without limitation, crude oil or any fraction thereof), or any other substance into the environment, which contingent liability (A) will more likely than not become liquidated,
     (B) if it becomes liquidated, would not be adequately covered by insurance or other indemnification rights, and (C) presently has a Material Adverse Effect, or if liquidated would have a Material Adverse Effect.

     Section 4.16 Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.17 Capitalization. Borrower has no Subsidiaries, other than Emerald, Weatherly and Weatherly Consumer Products, Inc. ("WCP"). WCP is a wholly-owned Subsidiary of Weatherly. The Guarantor owns One Hundred Percent (100%) of the capital stock of Borrower.

     Section 4.18 Brokerage. Except as set forth on Schedule, neither the Borrower nor the Guarantor has dealt with any broker or finder in connection with the making of the Loans. Borrower and Guarantor hereby indemnify the Agent and each Lender and agree to hold them harmless from and against any claims for finders' or brokerage fees or commissions of brokers or finders Borrower or Guarantor have dealt with in connection therewith and agree to pay all expenses reasonably incurred by the Agent and any Lender in connection with the defense of any action or proceeding brought to collect any such fees or commissions.

     Section 4.19 Place of Business. The Borrower maintains places of business and owns Collateral only at the addresses specified in Exhibit hereto and maintains its books of account and records, including all records concerning the Collateral, only at the addresses specified in Exhibit B, except for Inventory stored in Canada. The Borrower maintains its chief executive office at the address specified in Exhibit B.

     Section 4.20 General Collateral Representation.

          (a) The Borrower has good and marketable title to any real property purported to be owned by it and good title to the other Collateral consisting of personal property, free from all Liens in favor of any Person, other than the Agent and except for Permitted Liens; and has full right and power to grant the Agent a security interest therein. Borrower does not own any fee interest in any real property. All information furnished to the Agent concerning the Collateral is complete, accurate and correct in all material respects when furnished;

          (b) No security agreement, Financing Statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Borrower in favor of Agent for the benefit of Lenders or any Lender pursuant to this Agreement, or (ii) in respect of the items of Collateral subject to the Permitted Liens;

          (c) The provisions of this Agreement are sufficient to create in favor of Lenders or the Agent for the benefit of Lenders, as of the Closing Date, a valid and continuing lien on, and security interest in, the types of the Collateral hereunder in which a security interest may be created under
     Article 9 of the UCC. Financing Statements on Form UCC-1 have been duly executed on behalf of Borrower and the description of such Collateral set forth therein is sufficient to perfect security interests in such Collateral in which a security interest may be perfected by the filing of Financing Statements under the UCC. When such Financing Statements are duly filed in the filing offices listed on Schedule hereto, and the requisite filing fees are paid, such filings will be sufficient to perfect security interests in such of the Collateral described in the Financing Statements as can be perfected by filing (other than

     Equipment affixed to real property so as to become fixtures), which perfected security interests will be prior to all other Liens in favor of others and rights of others (except for Permitted Liens), enforceable as such as against creditors of and purchasers from Borrower (other than purchasers of Inventory in the ordinary course) and as against any owner of the real property where any of the Equipment is located and as against any purchaser of such real property and any present or future creditor obtaining a Lien on such real property, except that (i) certain statutory liens arising by operation of law may have priority over a security interest perfected by a previously filed Financing Statement, (ii) under certain circumstances described in the UCC, the right of the Agent or any Lender to enforce a security interest in proceeds may be limited, and (iii)
     Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a Lien perfected prior to the filing of such case. All action necessary to protect and perfect a security interest in each item of the Collateral has been duly taken, or in the case of Equipment covered by certificates of title will be taken within ninety (90) days of the Closing Date, or in the case of the Pledged Stock as set forth below;

          (d) Upon delivery to and possession by Agent for the benefit of Lenders of the Pledged Stock pursuant to the terms of the Pledge Agreement, Agent, for the benefit of Lenders, shall possess a valid, first priority security interest in such Pledged Stock in accordance with Article 9 of the UCC; and

          (e) No person now having possession or control of any of the Collateral consisting of Inventory or Equipment has issued, in receipt therefor, a negotiable bill of lading, warehouse receipt or other document of title.

     Section 4.21 Accounts. As to each and every Eligible Account classified hereunder as an Eligible Account:

          (a) it is a bona fide existing obligation, valid and enforceable against the Debtor for a sum certain for sales of goods shipped or delivered, or goods leased, or services rendered in the ordinary course of business;

          (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to the Agent are complete and correct and valid and enforceable in accordance with their terms, and, to the best knowledge of Borrower, all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract;

          (c) the Debtor is liable for and is obligated to make payment of the amount expressed in the invoice pertaining to such Account according to its terms;

          (d) it will be subject to no discount, allowance or special terms of payment without the prior approval of the Agent except prompt payment and other discounts and allowances which are customary in the industry and consistent with the past practice of Borrower;

          (e) to the best knowledge of Borrower, it is subject to no dispute, counterclaim, defense or offset, real or claimed;

          (f) it is not subject to any prohibition or limitation upon assignment; and

          (g) the Borrower has full right and power to grant Lenders or the Agent for the benefit of Lenders a security interest therein and the security interest granted in such Account in Article 3 hereof, when perfected, will be a valid first security interest which will inure to the benefit of Lenders without further action, subject to Permitted Liens and the provisions of Section 4.20(c).

The warranties set out herein shall be deemed to have been made with respect to each and every Eligible Account now owned or hereafter acquired by the Borrower.

     Section 4.22 Inventory. All Eligible Inventory (a) is and will be of good and merchantable quality, free from defects, and (b) is not, nor will be, stored with a bailee or warehouseman without the prior written consent of Agent, except to the extent Borrower delivers to Agent a non-negotiable warehouse receipt covering same.

     Section 4.23 Disclosure. No representation or warranty made by the Borrower or Guarantor in this Agreement or in any other document furnished or to be furnished from time to time in connection herewith or therewith contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

     Section 4.24 Solvency. After giving effect to the transactions contemplated hereby, the Borrower will be Solvent.

     Section 4.25 Ownership and Control. All outstanding shares of the Borrower's capital stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by Guarantor, subject only to the lien created by the Pledge Agreement. There are no outstanding options, rights and warrants issued by the Borrower for the acquisition of shares of the capital stock of the Borrower, nor any outstanding securities or obligations convertible into such shares, nor any agreements by the Borrower to issue or sell such shares. There are no options, sale agreements, pledges, proxies, voting trusts, powers of attorney or any other agreements or instruments binding upon any of Borrower's shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of the Borrower (other than pursuant to the Pledge Agreement in favor of the Agent for the benefit of Lenders).

     Section 4.26 Undisclosed Liabilities. To the knowledge of Borrower and Guarantor, neither the Borrower nor the Guarantor has any material obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, except (a) liabilities reflected on the Financial Statements; (b) liabilities incurred in the ordinary course of business since March 31, 1996 (none of which, to the knowledge of Borrower and Guarantor, are liabilities for breach of contract, breach of warranty, torts, infringements, claims or lawsuits); (c) liabilities or obligations disclosed in the schedules hereto; (d) liabilities or obligations incurred pursuant to the Loan Documents to which they are parties; (e) the Weatherly Acquisition Agreement and agreements entered into pursuant thereto;
(f) Seller Contingent Payments; (g) Additional Purchase Price; and (h) Emerald Contingent Payments.

     Section 4.27 Indemnity Agreements. Except as set forth on Schedule 4.27, or as otherwise permitted or not prohibited hereby, no indemnity agreements exist between the Borrower and any of its officers or directors.

     Section 4.28 Operating Agreements. Borrower possesses or has the right to use all licenses, customer quality ratings, regulatory approvals and permits, and has entered into all supply agreements, site or equipment leases and similar operating agreements necessary for the conduct of its business as currently conducted, except where the failure to possess or to have the right to use any such permit, license, approval or rating, or to have entered into any such agreement, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.29 Reports with Governmental Bodies. Except where the failure to do so would not have any Material Adverse Effect, Borrower and Guarantor have duly and timely filed all material reports and other filings which are required to be filed by them under any rules or regulations promulgated by any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority, or instrumentality thereof.

     Section 4.30 Employee Matters.

          (a) On the date hereof and on the Closing Date, none of the employees of Borrower is subject to any collective bargaining agreement; no petition for certification or union license is pending with respect to any of the employees of Borrower; to the best knowledge of Borrower, no union or collective bargaining agreement unit has sought certification or recognition with respect to any of the employees of Borrower; and there are no strikes, work stoppages, unfair labor practice complaints or controversies pending or, to the knowledge of Borrower, threatened in writing against Borrower by any of its employees, other than employee grievances arising out of the ordinary course of business, none of which in the aggregate have or has had Material Adverse Effect.

          (b) Neither Borrower nor, to the knowledge of Borrower, any key employee of Borrower is subject to any employment agreement or non-competition agreement with any former employer or any other Person, which agreement would prohibit Borrower from using any information which Borrower would not otherwise be prohibited from using under the terms of such agreement.

     Section 4.31 Survival of Representations and Warranties. The foregoing representations and warranties are made by the Borrower and Guarantor with the knowledge and intention that the Agent and Lenders will rely thereon, and shall survive the execution and delivery of this Agreement and the making of all Loans hereunder.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

     So long as any Note remains outstanding and unpaid or any other Obligation is owing to the Agent or any Lender, the Borrower and Guarantor agree as follows, except as otherwise expressly consented to in writing by a Majority of Lenders pursuant to Section 10.8:

     Section 5.1 Financial Statements.

          (a) Year End Report. As soon as filed with the Securities and Exchange Commission, but in no event later than one hundred five (105) days after the end of each fiscal year of the Borrower and Guarantor, commencing with the fiscal year ended June 30, 1996, Borrower and Guarantor shall deliver to Agent copies of (i) the audited consolidated financial statements of Borrower and its Subsidiaries (except the annual financial statements as at June 30, 1996 shall relate solely to Borrower) and (ii) the audited consolidated and unaudited consolidating financial statements of Guarantor and its Subsidiaries, as at the end of such year, together with, in each case, the related statements of income and retained earnings and of cash flows for such year, containing in comparative form the figures for the previous year. Such audited financial statements shall be accompanied by a report without a "going concern" or like exception or qualification arising out of the scope of the audit of independent certified public accountants of nationally recognized standing reasonably acceptable to each Lender, stating that such financial statements present fairly, in all material respects, the respective financial positions of the Borrower and Guarantor and results of operations and cash flow for the fiscal year then ended in conformity with GAAP consistently applied in a manner consistent with prior fiscal periods. In addition, Borrower and Guarantor shall furnish Agent with a comparison of the fiscal year's results against the budgets furnished to each Lender. Each Lender acknowledges the Guarantor's employment of BDO Seidman as independent certified public accountants and presently accepts their employment for purposes of this paragraph and Section.

          (b) Monthly Reports. No later than the fifteenth (15th) day of each month in respect of the immediately preceding month, commencing with August 15, 1996, Borrower shall provide to Agent (i) a detailed aging report of Accounts, aged by the due date of each invoice (and reflecting the actual date of such invoice), and by total, (ii) a schedule describing all Accounts, (iii) a report of any book overdraft, (iv) a list and description of all Inventory, (v) the designation of Inventory by raw materials, work in process and finished goods, and (vi) the listing of the costs of Borrower's raw materials, work in process and finished goods. As soon as available, but in any event not later than forty-five (45) days after the end of each month, the Borrower and Guarantor shall each deliver to Agent copies of their respective unaudited financial statements including a balance sheet of Guarantor and Borrower, and their respective consolidated Subsidiaries, if any, as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of Guarantor and the Borrower for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Guarantor as being fairly stated in all material respects when considered in relation to the financial statements referred to in Section 5.1(a) (subject to normal year-end audit adjustments), together with a comparison of the month's results against the budgets furnished to each Lender.

          (c) Daily Reports. If required by Agent after the occurrence and during the continuance of an Event of Default, the Borrower shall deliver to Agent, on a weekly basis or such shorter period as Agent may reasonably request, copies of collection reports, sales journals and the Borrowing Base Report. If requested by Agent after the occurrence and during the continuance of an Event of Default, Borrower shall also provide Agent with copies of invoices, original delivery receipts, customers purchase orders, shipping instructions, bills of lading and other documentation pertaining to shipping arrangements, or if Agent so directs any and all such documentation shall be held by Borrower as custodian for Agent.

Agent shall promptly forward to each Lender a copy of all documents supplied to Agent by Borrower or Guarantor pursuant to Section 5.1. All of such financial statements shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, except as approved by such accountants, as the case may be, and disclosed therein.

     Section 5.2 Certificates; Other Information.

          (a) Auditor's Certificates. Concurrently with the delivery of the financial statements referred to in Section 5.1(a), Borrower shall furnish to Agent a certificate of the independent certified public accountants reporting on such financial statements stating that in making their examination thereof, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

          (b) Additional Certificates. Within 45 days following the end of each fiscal quarter of Borrower, the Borrower and Guarantor shall furnish to Agent a certificate of a Responsible Officer of the Borrower and Guarantor
     (i) stating that, to the best of such officer's knowledge, the Borrower and Guarantor during such period have observed or performed all of their covenants and other agreements and satisfied every condition contained in this Agreement and in the Notes and the other Loan Documents to which they are parties, to be observed, performed or satisfied by them, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate, (ii) setting forth in reasonable detail the calculations supporting and used to determine Borrower's compliance as of the date of such financial statements, with the financial covenants contained in Sections 6.5 through 6.9 of this Agreement; (iii) setting forth in detail, with respect to the immediately preceding quarter, all Restricted Payments under Section 6.1, if any, and all transactions with Affiliates of the Borrower; and (iv) describing in discussion form the variances which occurred between the budgeted results and actual results, with a statement of the reasons for such variances.

          (c) Budget Projections. Not later than the end of each fiscal year of the Borrower and Guarantor, the Borrower shall deliver to Agent a copy of the income statement budget, the cash flow budget and the projected balance sheets for each of the Borrower and the Guarantor and their respective Subsidiaries, if any, for the succeeding fiscal year, prepared by month, and detailing the assumptions upon which such projections have been made, such projections to be accompanied by a certificate of a Responsible Officer of Borrower and Guarantor to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect.

          (d) Warehouse and Lease Agreements. Borrower shall provide Agent with copies of all agreements between Borrower and any warehouse or other location at which Inventory may, from time to time, be kept and all leases or similar agreements between Borrower and any Person, whether Borrower is lessor or lessee thereunder, except in instances where Borrower has previously delivered to Lender a warehouse receipt therefor. At Agent's or any Lender's request, Borrower shall use its best efforts to obtain any third party waivers or consents (such as, but not limited to, landlord's waivers with respect to leases) necessary to allow any Lender or Agent for the benefit of Lenders to create, perfect or foreclose upon any security interest in any Collateral to which any Lender is entitled hereunder.

          (e) Capital Expenditures. If required by Agent, Borrower shall provide Agent, on the last day of each March, June, September and December, for the calendar quarter most recently ended, a schedule of all Capital Expenditures made by Borrower during such preceding quarter.

          (f) Audit Reports. Within five (5) Business Days after receipt thereof, Borrower and Guarantor shall furnish to Agent a copy of each report, other than the reports referred to in subsection (a), including any so-called "Management Letter" or similar reports, submitted to Borrower or Guarantor in connection with any annual, interim or special audit of the books of such Person.

          (g) Reports to Security Holders and Securities Authorities. Within five (5) Business Days after becoming available, Guarantor shall furnish to each Agent copies of: all annual reports and other financial statements sent by such Person to its security holders and all periodic reports on Forms 10-KSB and 10-QSB filed by such Person with the Securities and Exchange Commission or any governmental agency succeeding to any of its functions.

          (h) Request for ERISA Waiver. Borrower and Guarantor will furnish to each Agent copies of any request submitted by either of them for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the IRC within five (5) Business Days after any such request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

          (i) Deposit Accounts. At the time it furnishes Agent with its year-end financial statements and at any other time upon Agent's request, Borrower shall furnish Agent a list of all deposit accounts of Borrower, containing the name and address of the depository financial institution with respect to Borrower's deposit accounts. Borrower shall also promptly but in no event more than ten (10) Business Days after opening or closing a deposit account notify Agent of each deposit account which from time to time is opened or closed.

     Borrower and Guarantor authorize Agent to communicate directly with their Responsible Officers and with their respective accountants to the extent provided in the next sentence. Borrower and Guarantor authorize their respective accountants to disclose to each Lender, after notice to Borrower or Guarantor, as the case may, and after an opportunity for Borrower or Guarantor to provide the requested information, any and all financial statements, work papers and other information of any kind that they may have with respect to such Persons and their respective business, financial and other affairs, all of which information, to the extent not in the public domain, shall be subject to the provisions of Section 11.10. Upon the request of Agent, Borrower and Guarantor will deliver a letter addressed to their respective accountants instructing them to comply with the provisions of this Section.

     Section 5.3 Payment of Obligations. Except as permitted by Section 8.8 with respect to the Borrower, Borrower and Guarantor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of their obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (b) reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or Guarantor, as the case may be, and (c) the Borrower and Guarantor, as the case may be, shall have posted any bond or other security required by applicable law against the payment thereof.

     Section 5.4 Conduct of Business and Maintenance of Existence. Borrower and Guarantor shall continue to engage in business of the same general type as now conducted by them and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their businesses. Borrower and Guarantor shall comply with all Contractual Obligations and Requirements of Law, except to the extent the failure to comply therewith would not to have a Material Adverse Effect and except where the validity of any such Contractual Obligation, Requirement of Law or the amount of any related monetary claim is being contested in good faith by appropriate proceedings timely instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     Section 5.5 Debtor's Condition. Promptly upon:

          (a) any Responsible Officer's learning thereof, Borrower shall inform Agent, in writing, of any material delay in Borrower's performance of any of its obligations to any Debtor and of any assertion of any material claims, offsets or counterclaims by any Debtor and of any allowances, credits and/or other monies granted by Borrower to any Debtor to the extent the Accounts of such Debtor represent in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00); or

          (b) any Responsible Officer's receipt or learning thereof, Borrower shall furnish to and inform each Lender of all material adverse information relating to the financial condition of any Debtor whose Accounts represent in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) at the time outstanding.

     Section 5.6 Maintenance of Property; Insurance. Borrower and Guarantor shall keep all property useful and necessary in their businesses in good working order and condition, except for ordinary wear and tear and damage or loss to the extent covered by insurance; maintain all workers' compensation insurance required by law; maintain with insurance companies that are rated A8 or better by A.M. Best Company, Inc. (or the equivalent thereof or otherwise approved by Agent), insurance on all of their personal property having an insurable value in amounts sufficient to insure One Hundred Percent (100%) of the actual replacement costs thereof (subject to normal deductibles and/or self insured retentions in an amount not in excess of the amounts in place at the Closing
Date) and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, or, in case an Event of Default shall occur and be continuing as the Agent may specify from time to time, with insurers in amounts reasonably acceptable to Agent. Borrower shall furnish to Agent, upon written request of Agent, full information as to the insurance carried. If either the Borrower or Guarantor fails to do so, Agent may obtain such insurance and charge the cost thereof to the Borrower's account and add it to the Obligations hereunder. Lenders agree that, if any loss should occur, and no Event of Default has occurred hereunder, Guarantor or Borrower, as the case may be, may apply such insurance proceeds to repair or replace the Collateral as to which the loss occurred, provided that the Borrower and Guarantor promptly execute and deliver to Agent such documents, instruments, financing statements or other agreements as may be reasonably necessary to perfect the security interest of the Agent for the benefit of Lenders in all such property, or if not so applied or if a Default or an Event of Default has occurred hereunder and is continuing, Borrower and Guarantor agree that, the proceeds of all such insurance policies may be applied to the payment of all or any part of the Obligations hereunder, as a Majority of Lenders may direct. The Agent, for the benefit of Lenders, shall be named as loss payee or mortgagee on such insurance policies to the extent that such policies insure the Collateral and Borrower and Guarantor, as the case may be, shall furnish Agent and each Lender insurance certificates to such effect. All policies shall provide for at least thirty (30) days' written notice of cancellation to the Agent.

     Section 5.7 Liability Insurance. Borrower shall, at all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption and other insurance as may be reasonably required by a Majority of Lenders, such insurance to be provided by insurer(s) acceptable to Agent, and if requested by Agent, such insurance shall name the Agent, for the benefit of Lenders as additional insureds.

     Section 5.8 Inspection of Property; Books and Records. Borrower and Guarantor shall maintain complete and accurate books of accounts and records in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to the Collateral and the operations of the Borrower and Guarantor; and Borrower will grant to the Agent and its representatives, upon reasonable notice, full and complete access to the Collateral and all books of account, records, correspondence and other papers relating to the Collateral upon notice at least one Business Day prior to such inspection and conducted during normal business hours and Borrower and Guarantor grant to Agent, its representatives the right to inspect, examine, verify and make abstracts from the copies of their respective books of account, records, correspondence and other papers, and to investigate during normal business hours such other records, activities and business of the Borrower and Guarantor as Agent may deem reasonably necessary at the time, provided, however (except in the case of an Event of Default hereunder), such right of access, inspection or investigation is exercised in a manner as to not unreasonably disrupt the business of Borrower or Guarantor.

     Section 5.9 Notices. Borrower and Guarantor shall give notice to Agent of:

          (a) the occurrence of any Event of Default, together with a written statement of a Responsible Officer of the Borrower and Guarantor setting forth the details of the Default or Event of Default and any action taken or contemplated to be taken with respect to the same, promptly following a Responsible Officer of Borrower or Guarantor, as the case may be, learning thereof;

          (b) any (i) default or event of default under any Contractual Obligation relating to any Indebtedness of the Borrower in excess of Twenty Five Thousand and 00/100 Dollars ($25,000), and any (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or Guarantor and any governmental authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect, promptly following a Responsible Officer of Borrower or Guarantor, as the case may be, learning thereof;

          (c) the commencement, existence or written threat of any action or proceeding by or before any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, against or affecting the Borrower or Guarantor which if determined adversely to Borrower or Guarantor could reasonably be expected to have a Material Adverse Effect, promptly following a Responsible Officer of Borrower or Guarantor, as the case may be, becoming aware of the commencement, existence or written threat of any such proceeding;

          (d) the following events, as soon as possible and in any event within thirty (30) days after a Responsible Officer of the Borrower or Guarantor knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Employee Benefit Plan, or any withdrawal from, or the termination, reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of
     Section 4245 of ERISA) of any Multiemployer Plan, or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer

     Plan with respect to the withdrawal from, or the termination, reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of Section 4245 of ERISA) of, any Employee Benefit Plan or Multiemployer Plan;

          (e) at least fifteen (15) Business Days prior to any change of the certified public accounting firm auditing Guarantor or Borrower, notice that such change is to occur together with the name of the new certified public accounting firm and an appropriate letter of the type described in the last sentence of Section 5.1 addressed to such new accountants. Such new accountants shall be one of the Big "6" accounting firms or another independent, national certified public accounting firm reasonably satisfactory to Agent; and

          (f) any change in the business, operations, property or condition (financial or otherwise) of the Borrower or Guarantor which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower and Guarantor setting forth in reasonable detail the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     Section 5.10 Environmental Laws. Borrower shall:

          (a) comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws unless, in any case, the failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by the governmental authority having jurisdiction over Borrower under Environmental Laws and promptly comply with all lawful orders and directives of all such governmental authorities respecting applicable Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or the failure to so comply could not reasonably be expected to have a Material Adverse Effect; and

          (c) defend, indemnify and hold harmless the Agent and Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expense of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to any real property owned, operated or leased by the Borrower or any of its Subsidiaries, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor and provided any settlement is effected with Borrower's prior consent, which shall not be unreasonably withheld or delayed.

     Section 5.11 Inventory. With respect to the Inventory, Borrower shall:


          (a) sell or dispose of the Inventory only to buyers in the ordinary course of business (which may include disposing of obsolete inventory in the ordinary course of business and in accordance with standard industry practices);

          (b) promptly notify Agent of any change in location of any of the Inventory and, prior to any such change, execute and deliver to the Agent such Financing Statements satisfactory to Agent and a Majority of Lenders as Agent or any Lender may reasonably request; and

          (c) provide Agent with a report similar to the Borrowing Base Report or such other form reasonably satisfactory to Agent and with such frequency as reasonably determined by Agent, containing such information as Agent may reasonably request regarding the Inventory.

     Section 5.12 Equipment. Borrower shall:

          (a) keep and maintain the Equipment in good operating condition and repair excluding normal wear and tear and loss or damage by insured casualty and shall make all replacements thereof as Borrower deems reasonably necessary so that the value, utility and operating efficiency thereof shall at all times be maintained and preserved in substantially the same condition as on the Closing Date excluding normal wear and tear and loss or damage by insured casualty, except to the extent items of Equipment become obsolete, worn out or no longer useful in the ordinary course of business, and not permit any such items to become a fixture to real estate or accession to other personal property not constituting Collateral; and

          (b) immediately on demand thereof by Agent after the occurrence of an Event of Default, deliver to Agent any and all documents or other instruments reasonably necessary to transfer title to or evidence of ownership of any of the Equipment to Agent, as Secured Party hereunder (including, without limitation, certificates of title and applications for the title).

     Section 5.13 Reclamation, Returns and Repossessions. With reasonable promptness following a Responsible Officer of Borrower or Guarantor learning thereof, report to Agent any material reclamation, return or repossession of goods, any material claim or dispute asserted by any Debtor or other obligor, and any other matters materially affecting the value and enforceability or collectibility of any of the Collateral. In addition, the Borrower shall, at its sole cost and expense (including attorney's fees), settle or contest by appropriate proceedings any and all such material claims and disputes and indemnify and protect the Agent and Lenders against any liability, loss or expense arising therefrom or out of any such reclamation, return or repossession of goods, provided, however, if Agent shall so elect, they shall have the right after the occurrence of an Event of Default to settle, compromise, adjust or litigate all claims or disputes directly with the Debtor or other obligor upon such terms and conditions as it deems advisable and charge all costs and expenses thereof (including reasonable attorney's fees) to the Borrower's account and add them to the Obligations.

     Section 5.14 Collateral. Borrower shall maintain the Collateral, as the same is constituted from time to time, free and clear of all Liens, except Permitted Liens; defend the Collateral against all adverse claims and demands of all Persons at any time claiming the same or any interest therein and pay all costs and expenses (including reasonable attorneys fees) incurred in connection with such defense.

     Section 5.15 Banking Services. Borrower shall maintain all primary depository accounts, including without limitation, all operating, cash management accounts and pension and employee arrangements with Provident for so long as Provident shall remain Agent hereunder . Section 5.16 Further Documents. Borrower shall, on or prior to the Closing Date, execute such documents and instruments and take such other action as to enable Agent for the benefit of
Lenders:

          (a) to properly file, register and record each document (including, without limitation, Uniform Commercial Code Financing Statements and applications for certificates of title) required or, in Agent's or Agent's counsel's opinion, advisable to be filed, registered or recorded in order to perfect a Lien on the Collateral in each office in each jurisdiction in which such filings, registration and recordations are required; and

          (b) to cause Agent's Lien to be noted on each document of ownership or title as to which evidence of Agent's Lien is necessary or, in Agent's or Agent's counsel's opinion, advisable to be shown in order to perfect Agent's' Lien on the Collateral covered by such document.

In addition, Borrower shall promptly pay all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to any such filings, registrations or recordings.

After the Closing Date, at the request of the Agent, Borrower shall execute and deliver such Financing Statements, documents and instruments, and perform all other acts as the Agent deems reasonably necessary to carry out and perform the intent and purpose of this Agreement, and pay, upon demand, all expenses (including reasonable attorney's fees) incurred by the Agent in connection therewith.

     Section 5.17 Life Insurance. Guarantor shall have applied and paid for, and once issued, shall maintain, term life insurance policies insuring the lives of Richard Raleigh and Richard Grandy in the amount of One Million and 00/100 Dollars ($1,000,000.00) each, in each case naming the Agent, as beneficiary thereof, and to be assigned to Agent, for the benefit of Lenders, as collateral security hereunder.

     Section 5.18 Employee Benefit Plans. Borrower will and will cause each of its ERISA Affiliates to (a) comply in all material respects with all requirements imposed by ERISA and the Code applicable from time to time to any Employee Benefit Plans of Borrower or any ERISA Affiliate; (b) make full payment when due of all amounts which under the provisions of such Employee Benefit Plans or under applicable law, are required to be paid as contributions thereto; (c) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any such Employee Benefit Plans; (d) furnish to all participants, beneficiaries, and employees under any such Employee Benefit Plan, within the periods prescribed by law, all reports, notices and other information to which they are entitled under applicable law, and (e) take no action which would cause any such Employee Benefit Plan to fail to meet in any material respect any qualification requirement imposed by the Code.

     Section 5.19 Other Information. Borrower shall furnish to Agent such other financial and business information and reports in form and substance reasonably satisfactory to Agent as and within a reasonable time after Agent may from time to time reasonably request.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

     The Borrower and Guarantor covenant and agree with the Agent and Lenders and warrant that, as long as any of the Loans shall remain unpaid:

     Section 6.1 Limitations on Restricted Payments. Without the prior written consent of Agent, the Borrower shall not, at any time, enter into, participate in, or make any Restricted Payment, except:

          (a) management fees in the amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000) per calendar quarter payable to Guarantor in arrears, provided that at the time of and after giving effect to the payment of such management fee the following conditions are satisfied: (i) no Default of Event of Default exists hereunder, and (ii) Borrower has minimum excess borrowing availability under the Revolving Credit Commitment plus cash of not less than $1.5 million;

          (b) dividends for the purpose of paying income tax liabilities of the consolidated group which includes the Borrower and Guarantor, but only to the extent such liabilities are allocated to Borrower in a manner permitted by the Code and the applicable regulations thereunder; and

          (c) investments in the capital stock of Weatherly pursuant to the Weatherly Acquisition Agreement and indirectly in the capital stock of Weatherly's Subsidiaries pursuant to Borrower's acquisition of the capital stock of Weatherly.

     Section 6.2 Transactions with Affiliates.

          (a) Except as otherwise permitted by this Agreement, the Borrower shall not, without first obtaining the written consent of Agent:

               (i) permit the direct or indirect transfer, loan or advance, distribution or payment of any of its funds, assets or property to any director, officer, shareholder or employee of Borrower;

               (ii) enter into or participate in any other transaction with any Affiliate of the Borrower or Guarantor, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, except for such transactions as are in the ordinary course of business and are on such terms and conditions as are no less favorable to Borrower than it could obtain in a comparable arms-length transaction with a third party;

          except, in respect of clauses (i) and (ii) above, the following transactions are expressly permitted hereby:

                    (A) the payment of salaries and benefits to employees of
               Borrower and its Subsidiaries and the reimbursement of reasonable business expenses, all in the ordinary course of business of Borrower and its Subsidiaries or to any of Borrower's respective Affiliates or to any director, officer, shareholder, employee or Affiliate of Guarantor; or

                    (B) Borrower's obligations and liabilities under the
               Weatherly Acquisition Agreement and under agreements entered into by Borrower pursuant to the Weatherly Acquisition Agreement; and

                    (C) the Additional Purchase Price, the Seller Contingent
               Payments and the Emerald Contingent Payments.

          (b) Any agreement between the Borrower and any of its Affiliates otherwise permitted hereby shall provide that the Borrower's obligations thereunder shall be subordinated to the obligations of the Borrower hereunder on terms reasonably satisfactory to Agent; except for (i) the employment agreements with Richard Grandy and Joseph A. Owens II as approved by Lenders, it being understood that the employment agreements in effect on the Closing Date, without giving effect to any later amendment thereof or supplement thereto, are acceptable to Agent; (ii) the Additional Purchase Price, the Seller Contingent Payments and the Emerald Contingent Payments; and (iii) the Weatherly Acquisition Agreement and the agreements entered into by Borrower pursuant thereto; and

          (c) Borrower shall not, and shall use its best efforts to cause Guarantor not to, commingle its assets and business functions with those of Golden West, maintain separate accounting records from those of Golden West, and take such action as may be reasonable from time to time to separate its operations and corporate identity from those of Golden West.

     Section 6.3 Limitations on Indebtedness. The Borrower and its Subsidiaries will not at any time create, incur or assume, or become or be liable (directly or indirectly) in respect of, any Indebtedness, other than:

          (a) The Obligations incurred pursuant to this Agreement;

          (b) Accounts payable, accrued expenses and similar obligations arising out of transactions (other than borrowings) in the ordinary course of business;

          (c) Indebtedness of the Borrower and/or any of its Subsidiaries, not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate, with respect to any purchase, lease, conditional sale or similar transaction for which the seller, lessor or other party to the transaction takes a purchase money security interest in the property which is the subject matter of such transaction, provided that such property is acquired (whether by purchase, lease, conditional sale or other similar transaction) for use by the Borrower in the ordinary course of its business and, provided, further, that such transaction will not cause the Borrower to violate any other covenant of this Agreement; and

          (d) Indebtedness listed on Schedule 6.3 as of the Closing Date.

     Section 6.4 Ownership of Borrower. At all times after the date hereof, Guarantor (subject to the Pledge Agreement) shall own and control, with the power to vote, not less than One Hundred Percent (100%) of the issued and outstanding shares in every class of the capital stock of the Borrower.

     Section 6.5 Interest Coverage Ratio. On each Computation Date set forth below, the Borrower shall not permit, for the relevant Reference Period the Interest Coverage Ratio to be less than the minimum ratio specified below:

                                                         MINIMUM INTEREST
         COMPUTATION DATE                                 COVERAGE RATIO
         ----------------                                ----------------
         December 31, 1996                                      1.00
         March 31, 1997                                         2.80
         June 30, 1997                                          3.60
         September 30, 1997                                     3.80
         December 31, 1997                                      4.00
         March 31, 1998                                         4.20
         June 30, 1998                                          4.40
         September 30, 1998                                     4.40
         December 31, 1998                                      4.40
         March 31, 1999                                         4.40
         June 30, 1999                                          6.50
         September 30, 1999                                     6.50
         December 31, 1999                                      6.50
         March 31, 2000                                         6.50
         June 30, 2000                                          9.00
         September 30, 2000                                     9.00
         December 31, 2000                                      9.00
         March 31, 2001                                         9.00

         June 30, 2001                                          9.00
         September 30, 2001                                     9.00
         December 31, 2001                                      9.00
         March 31, 2002                                         9.00
         June 30, 2002                                          9.00

     Section 6.6 Maintenance of Net Worth. The Borrower shall not permit Net Worth of the Borrower at each Computation Date to be less than the following amounts at any computation date as specified below:

         COMPUTATION DATE                                   MINIMUM NET WORTH
         ----------------                                   -----------------
          June 30, 1997                                       $20,000,000.00
          June 30, 1998                                        24,000,000.00

     On June 30 of each subsequent year, the Net Worth of the Borrower shall not be less than the sum of (i) the minimum Net Worth requirement for the previous Computation Date, plus (ii) an amount equal to Seventy-Five Percent (75%) of Borrower's Net Income for the fiscal year then ended. If Net Income is a negative number, the amount added under clause (ii) shall be zero.

     Section 6.7 Debt Service Coverage Ratio. On each Computation Date set forth below, the Borrower shall not permit, for the relevant Reference Period its Debt Service Coverage Ratio to be less than the minimum ratio specified below:

          COMPUTATION DATE                             RATIO
         ------------------                            -----
         December 31, 1996                             ____
         March 31, 1997                                1.04
         June 30, 1997                                 1.25
         September 30, 1997                            1.35
         December 31, 1997                             1.45
         March 31, 1998                                1.50
         June 30, 1998                                 1.60
         September 30, 1998                            1.60
         December 31, 1998                             1.60
         March 31, 1999                                1.60
         June 30, 1999                                 1.60
         September 30, 1999                            1.60
         December 31, 1999                             1.60
         March 31, 2000                                1.60
         June 30, 2000                                 2.00
         September 30, 2000                            2.00
         December 31, 2000                             2.00
         March 31, 2001                                2.00
         June 30, 2001                                 2.35
         September 30, 2001                            2.35

         December 31, 2001                             2.35
         March 31, 2002                                2.35
         June 30, 2002                                 2.35

     Section 6.8 EBITDA. Borrower shall not permit EBITDA for the Reference Period ending on each Computation Date set forth below to be less than the dollar amount set forth below opposite such date.

        COMPUTATION DATE                                            AMOUNT
        ----------------                                         -----------
        December 31, 1996                                        $ 1,400,000
        March 31, 1997                                             6,700,000
        June 30, 1997                                             11,500,000
        September 30, 1997                                        12,000,000
        December 31, 1997                                         12,000,000
        March 31, 1998                                            13,000,000
        June 30, 1998                                             13,500,000
        September 30, 1998                                        13,500,000
        December 31, 1998                                         13,500,000
        March 31, 1999                                            13,500,000
        June 30, 1999                                             15,000,000
        September 30, 1999                                        15,000,000
        December 31, 1999                                         15,000,000
        March 31, 2000                                            15,000,000
        June 30, 2000                                             16,300,000
        September 30, 2000                                        16,300,000
        December 31, 2000                                         16,300,000
        March 31, 2001                                            16,300,000
        June 30, 2001                                             17,500,000
        September 30, 2001                                        17,500,000
        December 31, 2001                                         17,500,000
        March 31, 2002                                            17,500,000
        June 30, 2002                                             18,500,000

         Section 6.9 Fixed Charge Coverage. Borrower shall not permit its Fixed Charge Coverage Ratio for the Reference Period ending on the dates set forth below to be less than the amount set forth opposite such date.

              COMPUTATION DATE                        RATIO
              ----------------                        -----

         December 31, 1996                             0.40
         March 31, 1997                                0.90
         June 30, 1997                                 1.00
         September 30, 1997                            1.03
         December 31, 1997                             1.05
         March 31, 1998                                1.05
         June 30, 1998                                 1.05

         September 30, 1998                            1.05
         December 31, 1998                             1.05
         March 31, 1999                                1.05
         June 30, 1999                                 1.05
         September 30, 1999                            1.05
         December 31, 1999                             1.05
         March 31, 2000                                1.05
         June 30, 2000                                 1.15
         September 30, 2000                            1.15
         December 31, 2000                             1.15
         March 31, 2001                                1.15
         June 30, 2001                                 1.15
         September 30, 2001                            1.15
         December 31, 2001                             1.15
         March 31, 2002                                1.15
         June 30, 2002                                 1.15

     Section 6.10 Limitations on Operating Lease Expense. The aggregate amount of Operating Lease Expense of the Borrower and its Subsidiaries, on a consolidated basis, shall not exceed Eight Hundred Thousand and 00/100 Dollars ($800,000.00) for the fiscal year ending June 30, 1997 and for each subsequent fiscal year shall not exceed an amount that is Ten Percent (10%) in excess of the amount of Operating Lease Expense of Borrower and its Subsidiaries, on a consolidated basis, permitted in the immediately preceding fiscal year.

     Section 6.11 Limitations on Capital Expenditures. The Borrower and its Subsidiaries, on a consolidated basis, shall not, without first obtaining the written consent of a Majority of Lenders, make Capital Expenditures in any fiscal year, in an aggregate amount greater than Seven Hundred Thousand and 00/100 Dollars ($700,000.00). To the extent all or any portion of such amount is not used in any given fiscal year, Fifty Percent (50%) of such amount may be carried forward to the immediately following fiscal year and used for capital expenditures during such immediately following fiscal year.

     Section 6.12 Limitation on Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 6.13 Limitation on Guarantee Obligations. The Borrower shall not create, incur, assume or suffer to exist any Guarantee Obligation with respect to Borrower or its Subsidiaries, except for:

          (a) guaranties of payment or performance issued to suppliers and customers of Borrower and/or any of its Subsidiaries under agreements entered into in the ordinary course of business by Borrower and/or any of its Subsidiaries to supply Borrower and/or any of its Subsidiaries with goods or services or to sell Inventory to customers;

          (b) product warranties, return or replacement guaranties and similar assurances made by Borrower and/or any of its Subsidiaries with respect to products sold to customers in the ordinary course of business;

          (c) indemnification provisions under this Agreement or any other Loan Document to which Borrower and/or any of its Subsidiaries is a party;

          (d) reimbursement obligations of Borrower and/or any of its Subsidiaries under letters of credit which are permitted by subparagraph
     (i) under the definition of "Permitted Liens" or otherwise approved by Lenders hereunder;

          (e) indemnification obligations under the Easy Gardener Acquisition Agreement, the Weatherly Acquisition Agreement and agreements to be entered into by Borrower pursuant to the Weatherly Acquisition Agreement and the Emerald Acquisition Agreement;

          (f) agreements with suppliers and customers with respect to insurance and indemnification matters required of Borrower and/or any of its Subsidiaries in the ordinary course of its business and made in accordance with the past practices of the Borrower and/or any of its Subsidiaries;

          (g) indemnification obligations under permitted Financing Leases and operating leases permitted pursuant to Section 6.10;

          (h) indemnification obligations contained in the employment agreements of Borrower with Messrs. Joseph A. Owens II and Richard Grandy;

          (i) indemnification provisions of officers, directors, employees and agents contained in Borrower's certificate of incorporation; and

          (j) the indemnification obligations under the Termination Agreement by and among FINOVA Capital Corporation, Borrower and Guarantor. .

     Section 6.14 Limitation on Fundamental Changes. Neither the Borrower, its Subsidiaries nor Guarantor shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any material change in their business or their present method of conducting business, except (a) pursuant to and as contemplated by the Weatherly Acquisition Agreement, (b) Guarantor may merge with or consolidate into another corporation if the Guarantor is the surviving corporation and the resulting corporation has a Net Worth not less than that of the Guarantor immediately prior to such merger or consolidation, (c) mergers of any Subsidiaries of Borrower with and into Borrower or another Subsidiary of Borrower, provided such Subsidiary has executed and delivered a Subsidiary Guaranty and Subsidiary Pledge Agreement to Agent, (d) the dissolution and liquidation of any Subsidiary of Borrower, provided that its net assets, if any, are distributed to Borrower or any other Subsidiary of

Borrower which has executed and delivered a Subsidiary Guaranty and Subsidiary Pledge Agreement to Agent.

     Section 6.15 Limitation on Sale of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired to any Person, except:

          (a) tangible personal property which is obsolete, uneconomical or worn out property, in the reasonable judgment of Borrower, and is disposed of in the ordinary course of business;

          (b) the sale or other disposition of any other property, including Inventory, in the ordinary course of business and for fair market value;

          (c) the sale or discount without recourse of Accounts arising in the ordinary course of business in connection with the compromise or collection thereof; and

          (d) the sale of investments in the ordinary course of business.

     Section 6.16 Limitation on Investments, Loans and Advances. Neither the Borrower nor Guarantor shall make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except as otherwise expressly permitted by the terms hereof, and except for:

          (a) extensions of trade credit, accounts receivable and loans and advances extended to employees, consultants and subcontractors in the ordinary course of business, provided that in the case of employees, such amounts in the case of Borrower shall not exceed $10,000 for any individual or $20,000 in the aggregate at any time outstanding, except as set forth on
     Schedule 6.16(a), and such amounts in the case of Guarantor shall not exceed $750,000 in the aggregate at any time outstanding;

          (b) investments by Guarantor in Borrower and in Golden West;

          (c) investments in Cash Equivalents;

          (d) investments by Borrower and/or Guarantor, directly and/or indirectly, in Emerald, Weatherly and/or any of Weatherly's Subsidiaries and the making by Borrower and/or Guarantor, directly or indirectly, to Borrower and/or any of Borrower's Subsidiaries of loans, advances, extensions of credit (including pursuant to Finance Lease and/or operating lease transactions with Borrower and/or any of Borrower's Subsidiaries) and capital contributions to finance or fund the working capital requirements and other corporate purposes of Borrower and/or any of its Subsidiaries; and

          (e) investments in, loans to, extensions of credit, advances and capital contributions to another Person, and purchases of any assets constituting a business unit of another Person, by Guarantor or any other Subsidiary of Guarantor, so long as Guarantor shall not commingle any business acquired thereby with those of Borrower and its Subsidiaries, maintain separate accounting records from those of Borrower and its Subsidiaries, and take such action as may be reasonable from time to time to separate the operations and corporate identity of any business acquired from those of Borrower and its Subsidiaries.

     Section 6.17 Limitation on Optional Payments and Modifications of Debt Instruments. The Borrower shall not:

          (a) make any optional payment or prepayment on any Indebtedness (other than the Obligations under this Agreement); or

          (b) amend, modify or change or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment or principal of or interest on, any such Indebtedness (unless the amendment, modification or change would extend the maturity or reduce the amount of payments of principal thereof prior to the maturity of the Indebtedness created by this Agreement or would reduce the rate or extend the date for payment of interest thereon).

     Section 6.18 Limitation on Creation or Acquisition of Subsidiaries. Except as permitted by Section 6.16, neither Borrower nor Guarantor will create, make any capital contributions to or acquire any Subsidiary or transfer any assets to any Subsidiary without the prior written consent of Agent.

     Section 6.19 Corporate Documents. Neither Borrower nor Guarantor shall make any material change, amendment or modification to Borrower's or Guarantor's articles of incorporation or by-laws.

     Section 6.20 Dividends and Similar Transactions. Without the prior written consent of a Majority of Lenders, except as otherwise expressly permitted by this Agreement, the Borrower shall not declare or pay any dividends or make any other payments on its capital stock, issue, redeem, repurchase or retire any of its capital stock, grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing, or make any distribution to its stockholders, other than dividends payable solely in the common stock of Borrower.

     Section 6.21 Change of Locations; Collateral. The Borrower shall not (i) change its chief executive office or principal place of business, (ii) remove the books and records or the Collateral from the locations set forth in Exhibit B, except for removal of (A) Inventory upon its sale in the ordinary course of business, (B) disposition of assets permitted by Section 6.15, and (C) Equipment in the ordinary course of business; or (iii) keep any of such books and records at any other office(s) or location(s) unless (A) Borrower gives Agent written notice thereof and of the new location of said books and records at least fifteen (15) days prior thereto, and (B) such other office or location is within the continental United States.

                                    ARTICLE 7

                              CONDITIONS PRECEDENT

     Section 7.1 Conditions Precedent to Initial Loan. The obligation of the Lenders to make the initial Loans to Borrower under this Agreement on the Closing Date is subject to the satisfaction of the following conditions precedent (in form and substance as is reasonably satisfactory to Agent, in its sole discretion):

          (a) Certified Copies of Charter Documents. Agent shall have received from the Borrower and Guarantor copies, certified by a duly authorized officer of the Borrower and Guarantor to be true and complete on and as of the Closing Date, of each of the charter or other organization documents and by-laws of the Borrower and Guarantor each as in effect on such date of certification (together with any amendments thereto);

          (b) Proof of Appropriate Action. Agent shall have received from the Borrower and Guarantor copies, certified by a duly authorized officer of the Borrower and Guarantor to be true and complete on and as of the Closing Date, of the records of all action taken by the Borrower and Guarantor to authorize the execution and delivery of this Agreement and any other agreements entered into on the Closing Date and to which they are or are to become a party as contemplated or required by this Agreement, and their performance of all of their agreements and obligations under each of such documents;

          (c) Incumbency Certificates. Agent shall have received from each of the Borrower and Guarantor an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Borrower and Guarantor and giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign, in the name and on behalf of the Borrower and Guarantor this Agreement and each of the other Loan Documents to which such person is or is to become a party on the Closing Date, and (ii) to give notices and to take other action on behalf of the Borrower and Guarantor under the Loan Documents;

          (d) Representations and Warranties. Each of the representations and warranties made by and on behalf of the Borrower and Guarantor to Lenders in this Agreement and in the other Loan Documents shall be true and correct when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Closing Date, and shall be true and correct in all material respects on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date;

          (e) Loan Documents, Etc. Each of the Notes and the other Loan Documents shall have been duly and properly authorized, executed and delivered to Agent, as the case may be, by the respective party or parties thereto and shall be in full force and effect on and as of the Closing Date;

          (f) Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Agent or any Lender to perform any of its agreements or obligations under this Agreement, the Notes, or under any of the other Loan Documents, or (ii) for the Borrower or Guarantor to perform any of their material agreements or obligations under this Agreement, the Notes, or under any of the other Loan Documents;

          (g) Perfection of Security Interests. Agent shall have received all Uniform Commercial Code Financing Statements required or, in Agent's opinion, advisable to be filed in order to create, in favor of the Agent for the benefit of Lenders, a perfected Lien on the Collateral with respect to which a Lien can be perfected by means of filing Uniform Commercial Code Financing Statements (or for the filing of an application for certificate of title); said Financing Statements shall have been properly filed in each office in each jurisdiction in which such filings are required or, in the opinion of Agent, advisable; Agent shall have received confirmation from its local counsel or local counsel to Borrower that all such filings and recordations have been made, and that all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to such filings and recordings have been paid or provided for in full by or on behalf of Borrower;

          (h) Priority. Agent shall have received evidence reasonably satisfactory to Lenders that Agent's Liens for the benefit of Lenders are first and prior, and there are no other superior, equal, or inferior Liens except the Permitted Liens;

          (i) Insurance. Agent shall have received evidence that the items of tangible Collateral having an insurable value are fully insured in such amounts, against such risks, and with such insurers as may be reasonably satisfactory to Agent, with loss payable to Agent for the benefit of the Lenders, together with certificates evidencing such insurance as required hereby;

          (j) Audit. Provident shall have completed its audit of the business operations, facilities and books and records of Borrower and Guarantor, including but not limited to, review of (i) all material agreements, contracts and commitments of Borrower and Guarantor, including, but not limited to, the Weatherly Acquisition Agreement; (ii) all insurance policies and programs of Borrower and Guarantor; (iii) the pension and employee benefit plans of Borrower and Guarantor; (iv) all tax returns, filings and audit information relating to Borrower and Guarantor; (v) accounts receivable and inventory; and (vi) information regarding any pending or threatened litigation, claims or actions against Borrower or Guarantor, which audit shall be reasonably satisfactory to Agent;

          (k) Performance, Etc. Borrower and Guarantor shall have duly and properly performed, complied with and observed, in all material respects, each of their respective covenants, agreements and obligations contained in each of the Loan Documents. No event shall have occurred on or prior to the Closing Date, and no condition shall exist on the Closing Date, which constitutes a Default or an Event of Default;

          (l) Legal Opinions. Agent shall have received a written legal opinion of counsel to Borrower and Guarantor, addressed to Agent, dated the Closing Date, in substantially the form attached hereto as Exhibit L;

          (m) Consents. Agent shall have received from a Responsible Officer of Borrower and Guarantor all consents, if any, necessary for the completion of the transactions contemplated by each of the Loan Documents, and all instruments and documents incidental thereto shall be in full force and effect except as otherwise disclosed in Section 4.2;

          (n) Availability Under Revolving Credit Commitment. The amount available under the Revolving Credit Commitment and Cash Equivalents as of the Closing Date shall be no less than Four Million and 00/100 Dollars ($4,000,000.00);

          (o) Financial Statements and Projections. Agent shall have received the audited statements of the Borrower for 1994 and 1995, unaudited statements for the period from July 1, 1995 to the end of the most recent month completed prior to the Closing Date, projections of the Borrower's operations for the entire term of the Loans, and such other financial information regarding Borrower's operations as Agent may reasonably require;

          (p) Broker. If the services of a broker have been utilized by the Borrower to arrange the Loans, each Lender shall have received evidence that any fee due such broker has been paid or will be paid at Closing;

          (q) Environmental Assessment. Agent shall have received a copy of the Phase I investigation report of Weatherly's facility in Paris, Kentucky, together with a reliance letter from the engineering firm conducting such investigation addressed to Agent and for the benefit of each Lender, and the scope and results of such investigation shall reasonably be satisfactory to Agent. All costs associated with compliance with Environmental Laws as indicated by such investigation, shall be the sole responsibility of Borrower;

          (r) Weatherly Acquisition. Borrower shall be prepared to close the Weatherly Acquisition and in connection therewith, (i) Guarantor shall have received or have binding commitments to receive, contingent only upon the making of the Loans contemplated hereby, an additional $4,900,000 in equity for Borrower, on terms and conditions reasonably satisfactory to Agent,
     (ii) Guarantor shall issue to the Weatherly Stockholders stock of Guarantor having a value on the Closing Date of not greater than $3,000,000 in the aggregate, and (iii) Weatherly's balance sheet shall reflect cash or Cash Equivalents of at least $2,000,000.00. Borrower shall cause Weatherly to enter into a Subsidiary Guaranty substantially in the form of Exhibit O hereto;

          (s) Provident and Lender Fees and Expenses. Provident shall receive the underwriting fee separately agreed to in its commitment letter and reimbursement of all of its costs and expenses related hereto (including the reasonable fees and expenses of its counsel). Each Lender shall have received a closing fee in the amount of 1% of its total Credit Commitment for the Loans;

          (t) Purchase and Sale Agreement. Lenders shall have received a copy of the Weatherly Acquisition Agreement executed by the parties thereto;

          (u) References. Agent shall have received customer, vendor and credit reference checks, tax lien, litigation and judgment searches on the Borrower and Guarantor, and the senior management of the Borrower and Guarantor;

          (v) Warrants. Each Lender shall have received a Warrant from Guarantor in the amount of its Participation Percentage of 400,000 shares of the capital stock of Guarantor; and

          (w) Other Information. Agent shall have received such other information concerning the Borrower, the Weatherly Acquisition and the transactions contemplated hereby as Agent may reasonably require.

     Section 7.2 Conditions Precedent to All Loans. The obligation of each Lender to make any Loan (including the initial Loans on the Closing Date) to Borrower under this Agreement is subject to the satisfaction of the following conditions precedent (in form, substance and action as is satisfactory to Agent, in its sole discretion):

          (a) Representations and Warranties. The representations and warranties made by Borrower and Guarantor in this Agreement or the other Loan Documents, or which are contained in any certificate, document or financial or other statement of Borrower or Guarantor furnished at any time under or in connection with this Agreement or the other Loan Documents shall be correct in all material respects on and as of the date requested for the making of such Loan as if made on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date;

          (b) No Default. No Default or Event Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such date; and

          (c) Interest Rate Not Usurious. The interest rates applicable to the Loans (before giving effect to any savings clause) will not exceed the maximum rate permitted by applicable law.


                                    ARTICLE 8

                                EVENTS OF DEFAULT

     "Events of Default" shall mean the occurrence or existence of any one or more of the following:

     Section 8.1 Payments. Failure by the Borrower to pay any Obligation within three (3) Business Days of when due and payable or declared due and payable, as the case may be, except for the payment due upon the maturity of any Note for which no grace period shall be applicable.

     Section 8.2 Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or Guarantor in this Agreement, any other Loan Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been untrue in any material respect on the date when made or deemed to have been made.

     Section 8.3 Certain Covenants. Borrower shall fail to comply with the covenants set forth in Sections 5.6, 5.7, 5.9(a), 5.11(a) or 5.17 or any one of the Sections of Article 6.

     Section 8.4 Registration of Warrant Stock. Guarantor shall fail to have filed a registration statement with the SEC for the registration of the shares of stock of Guarantor underlying the Warrants on or before January 31, 1997.

     Section 8.5 Additional Covenants. Default by the Borrower or Guarantor in the observance or performance of any other covenant or agreement contained herein or in any Loan Document to be observed or performed by Borrower or Guarantor, as the case may be, and continuance of such default unremedied for a period of twenty (20) days (except where this Agreement or the Notes require that such default be cured within a shorter period).

     Section 8.6 Effectiveness of Security Documents. On or after the date of the execution and delivery thereof, if for any reason any Security Document shall cease to be in full force and effect (other than by operation of the terms thereof) or any of the Liens intended to be created by any Security Document ceases to be or is not a valid and perfected Lien in the Collateral having the priority contemplated thereby (other than by reason of acts or omissions of Agent or any Lender, except where Borrower, thereafter, fails to cooperate with Agent or any such Lender in good faith and except for Permitted Liens), or if any party to any Security Document (other than the Agent or any Lender) shall assert in writing that any such document or agreement has ceased to be in full force and effect, other than by payment in full of the obligations secured thereby.

     Section 8.7 Destruction of Collateral. Any material damage to or loss, theft or destruction of any of the tangible Collateral which is uninsured or underinsured in an amount equal to or greater than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

     Section 8.8 Cross-Default to Other Indebtedness. The Borrower shall default in any payment of principal of or interest on any of its Indebtedness (other than any such default in respect of the Notes) or in the payment of any Guarantee Obligation relating to Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created or default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or



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                                       63

condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time or both, if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that such event shall not be considered an Event of Default if the amount of Indebtedness or such Guarantee Obligation in default, when combined with all other amounts of Indebtedness or Guarantee Obligations described by this Section, does not exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

     Section 8.9 Commencement of Bankruptcy or Reorganization Proceeding.

          (a) The Borrower or Guarantor or any Subsidiary of Guarantor shall commence a case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or

          (b) There shall be commenced against the Borrower or Guarantor or any Subsidiary of Guarantor any such case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

          (c) There shall be commenced against the Borrower or Guarantor or any Subsidiary of Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

          (d) Either the Borrower or Guarantor or any Subsidiary of Guarantor shall, except as expressly permitted hereby, suspend the operation of its business other than by reason of force majeure or take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in clauses (a), (b) or (c) above; or

          (e) Either the Borrower or Guarantor or any Subsidiary of Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

     Section 8.10 Default by Guarantor. Guarantor shall be in default in the performance or observance of any of its covenants or agreements contained in any Loan Document to which it is a party, including, without limitation, the Pledge Agreement, or demand is made on such Guarantor under the terms of the Guaranty Agreement by reason of the occurrence of an Event of Default.

     Section 8.11 Material Judgments. One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or covered by insurance) of One Hundred Thousand and 00/100 Dollars ($100,000.00) or more and all such judgments or decrees shall not have been vacated, satisfied, discharged or bonded pending appeal within sixty (60) days from the entry thereof.

     Section 8.12 ERISA. If any of the following events shall occur:

          (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Employee Benefit Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Employee Benefit Plan, or could reasonably expect to incur a liability or obligation to such Employee Benefit Plan, that would result in, or would be reasonable likely to result in, a Material Adverse Effect;

          (b) a contribution failure occurs with respect to any Employee Benefit Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

          (c) the occurrence of any event that could reasonably be expected to result in the assessment of withdrawal liability against the Borrower or any member of its Controlled Group by a Multiemployer Plan that would be reasonably likely to result in a Material Adverse Effect.

     Section 8.13 Material Adverse Change. There shall occur a change in the condition or affairs (financial or otherwise) of the Borrower or Guarantor (whether as a result of a single event or series of events or conditions) which the Lenders determine, in good faith, even in the absence of any Default or Event of Default, (a) will, or does, materially adversely impair the Collateral or the Net Worth, determined on a consolidated basis of the Borrower or Guarantor, (b) will, or does, materially reduce the likelihood that the Borrower or Guarantor can pay the Obligations in full, or (c) will, or does, materially increase the risk that the Obligations will not be paid in full if the Agent is required to delay the acceleration of the maturity of the Obligations.


                                    ARTICLE 9

                    REMEDIES, COLLECTION OF COLLATERAL, ETC.

     Section 9.1 Remedies. Upon the occurrence of an Event of Default described in Article which has not been waived in accordance with Section 10.8, Lenders may:

          (a) declare the Obligations of the Borrower immediately due and payable, without presentment, notice, protest or demand of any kind for the payment of all or any part of the Obligations (all of which are expressly waived by the Borrower) and exercise or cause Agent to exercise all of their respective rights and remedies against the Borrower and any Collateral provided herein, in any of the other Loan Documents, or in any other agreement among the Borrower, Guarantor and the Agent and any Lender, and

          (b) exercise or cause Agent to exercise all rights granted to a secured party under the other Loan Documents or otherwise available to Lenders or Agent, on behalf of Lenders, at law or in equity, including without limitation, the Uniform Commercial Code.

Upon the occurrence of an Event of Default, or in the event of non-payment of any of the Loans when due, a Majority of Lenders may cause Agent to take possession of the Collateral, or any part thereof, and the Borrower and Guarantor hereby grant the Agent and each Lender authority to enter upon any premises on which the Collateral may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of the Borrower and Guarantor, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. The Borrower and Guarantor shall, upon demand by a Majority of Lenders, assemble the Collateral and make it available at a place designated by Agent or a Majority of Lenders which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent or a Majority of Lenders will give the Borrower and Guarantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sales or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of the Borrower and Guarantor set forth on the signature page hereof or to such other address designated pursuant to Section 11.2 hereof at least ten (10) days prior to the time of such sale or disposition. If Borrower fails to make any payment or perform any act required to be made or performed hereunder or under any Loan Document by it (including, without limitation, maintaining insurance required pursuant to Section 5.6) with the consent of a Majority of Lenders, Agent, upon contemporaneous notice to Borrower and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower and may take all such action with respect thereto as, in Agent's judgment, may be necessary or appropriate therefor.

     Section 9.2 Application of Proceeds. The Agent, or any Lender receiving such proceeds, shall apply the proceeds of any disposition of the Collateral to the payment of the Obligations in accordance with the provisions of Section 2.11 hereof.

     Section 9.3 Set-off; Pro Rata Sharing. Each Lender shall have the right (to be exercised, however, only with the consent of a Majority of Lenders), upon notice to the Borrower or Guarantor, to set-off and apply against the payment of the Obligations in such order and manner as such Lender may determine, subject, however, to the provisions of Section 10.11, whether matured or unmatured, any amount owing from such Lender to the Borrower or Guarantor at, or at any time after, the happening of any Event of Default, and such right of set-off may be exercised by such Lender against the Borrower or Guarantor or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Borrower or Guarantor, or against anyone else claiming through or against the Borrower or Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 9.4 Rights Cumulative; Waiver. The rights, options and remedies of the Agent on behalf of Lenders or any Lender shall be cumulative and no failure or delay by the Agent on behalf of Lenders or any Lender in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Neither Agent nor any Lender shall be deemed to have waived any of the Agent's or any Lender's rights hereunder or under any other agreement, instrument or paper signed by the Borrower or Guarantor unless such waiver shall be in writing and signed by each Lender in accordance with the provisions of
Section 10.8 hereof.

     Section 9.5 Collections on Accounts. Unless a Majority of Lenders requests otherwise, all Debtors on the Collateral shall be notified that all payments be directed to a lock box with Provident or such other account as designated by a Majority of Lenders. All collections on the Accounts made by the Borrower or Guarantor, shall be deemed the property of the Lenders, shall be held in trust for the Lenders and shall not be commingled with the Borrower's or Guarantor's other funds or be deposited in any bank account of the Borrower or Guarantor, as the case may be, used in any manner except to pay the Obligations. The Borrower or Guarantor, as the case may be, shall immediately deposit all collections on the Accounts in the Agent Deposit Account, over which Agent for the benefit of Lenders shall have the sole power of withdrawal. On a daily basis, the Agent will apply all or part of the collected balance of the Agent Deposit Account against the Obligations, the amount, order and method of such application to be in accordance with Section 2.11 hereof, but without any prepayment premium pursuant to Section 2.9. If no Default or Event of Default shall have occurred and be continuing, any part of the collected balance in the Agent Deposit Account which the Agent does not apply to the Obligations shall be paid over to the Borrower's Disbursement Account to the extent permitted under Section 2.11. The crediting of items deposited in the Agent Deposit Account to the reduction of the Obligations shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Obligations or to any other deposit account of the Borrower, whether or not the item is returned.

     Section 9.6 Notification of Debtors; Grant of Powers. The Agent on behalf of the Lenders, may or, if directed by a Majority of Lenders, shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify Debtors of its security interest in the Accounts and to require payments to be made directly to Agent or


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                                       67

Lenders at such address or in such manner as the Agent may deem appropriate. Upon request of Agent or a Majority of Lenders at any time after the occurrence and during the continuance of an Event of Default, the Borrower will so notify the account Debtors and will indicate on all billings to the account Debtors that the Accounts are payable to Agent, for the benefit of Lenders. To facilitate direct collection, the Borrower hereby appoints the Agent on behalf of the Lenders, Lenders and any officer or employee of the Agent or any Lender as the Agent may from time to time designate, as attorney-in-fact for the Borrower, after the occurrence and during the continuance of an Event of Default, to (a) receive and open of all mail addressed to the Borrower and take therefrom any payments on or proceeds of Accounts, and forward all mail not containing payments to Borrower, (b) take over the Borrower's post office boxes or make other arrangements, in which the Borrower shall cooperate, to receive the Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agent shall designate, (c) endorse the name of the Borrower in favor of the Agent on behalf of the Lenders, or Lenders upon any and all checks, drafts, money orders, notes, acceptances or other evidences or payment or Collateral that may come into the Agent's possession, (d) sign and endorse the name of the Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Debtor, to drafts against Debtors, to assignments of Accounts and to notices to Debtors, and (e) do all acts and things reasonably necessary to carry out this Agreement, including signing the name of the Borrower on any instruments required by law in connection with the transactions contemplated hereby and on Financing Statements as permitted by the Uniform Commercial Code. The Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Agent nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, except for willful misconduct. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unsatisfied.

     Section 9.7 Disclaimer of Liability. Neither Agent nor any Lender shall, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instruments received in payment thereof or for any damage resulting therefrom, unless caused by the Agent's or Lender's gross negligence or willful and malicious acts. The Agent may after the occurrence and during the continuance of an Event of Default, without notice to or consent from the Borrower or Guarantor, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and/or release the obligor thereon. The Agent is authorized after the occurrence and during the continuance of an Event of Default to accept the return of the goods represented by any of the Accounts, without notice to or consent by the Borrower or Guarantor, or without discharging or in any way affecting the Obligations hereunder. The Agent and Lenders shall not be liable for or prejudiced by any loss, depreciation or other damage to Accounts or other Collateral unless caused by the Agent's or any Lender's willful and malicious act, and the Agent and Lenders shall have no duty to take any action to preserve or collect any Account or other Collateral.




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                                       68

                                   ARTICLE 10

                                AGENCY PROVISIONS

     The Borrower, Guarantor, Agent and Lenders agree as follows:

     Section 10.1 Appointment of the Agent. Each of the Lenders hereby appoints Provident to serve as collateral and administrative Agent, under this Agreement and the other Loan Documents, and in such capacity, to administer this Agreement, and the other Loan Documents.

     Section 10.2 Authority. Each of the Lenders hereby irrevocably authorizes the Agent to take such action on such Lender's behalf under this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are delegated to or required of the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Agent will promptly notify each of the Lenders as soon as it becomes aware of any Default or Event of Default or any failure by the Borrower to make any payment in respect of any of the Notes, provided, however, that Agent shall not be deemed to have knowledge of any item until such time as Agent's officers responsible for administration of the Loans shall receive written notice thereof or have actual knowledge thereof. If any Lender becomes aware of any Default or Event of Default by Borrower, it shall promptly notify Agent thereof provided, however, that Lenders shall not be deemed to have knowledge of any item until such time as Lenders' officers responsible for administration of the Loans shall receive written notice thereof or have actual knowledge of such event.

     Section 10.3 Acceptance of Appointment. The Agent hereby accepts its appointment as Agent for each of the Lenders under this Agreement and the other Loan Documents, but only on the terms set forth in this Agreement, including the following:

          (a) Agent makes no representation as to the value, validity or enforceability of this Agreement or of any of the other Loan Documents or as to the correctness of any statement contained in this Agreement or in any of the other Loan Documents;

          (b) Agent may exercise its powers and perform its duties under this Agreement and the other Loan Documents either directly or through its agents or attorneys;

          (c) Agent shall be entitled to obtain from counsel selected by it with reasonable care advice with respect to legal matters pertaining to this Agreement, or any of the other Loan Documents and shall not be liable for any action taken, omitted to be taken or suffered in good faith in accordance with the advice of such counsel;

          (d) Agent shall not be required to use its own funds in the performance of any of its duties or in the exercise of any of its rights or powers, and Agent shall not be obligated to take any action which, in its reasonable judgment, would involve it in


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                                       69

     any expense or liability unless it shall have been furnished security or indemnity in an amount and in form and substance satisfactory to it;

          (e) Agent, in performing its duties and functions under this Agreement and the other Loan Documents on behalf of the Lenders, will exercise the same care which it normally exercises in making and handling loans in which it alone is interested, but does not assume further responsibility; and

          (f) The Agent shall not be removed, replaced or succeeded without its consent except for its gross negligence or willful misconduct, any breach by Agent of its obligations under Sections or , the failure of the Agent to perform its other obligations under the Loan Documents on a recurring basis, or as may be expressly otherwise provided herein, or the Agent becomes subject to any insolvency proceeding or receivership.

     Section 10.4 Application of Moneys. All moneys realized by the Agent under the Loan Documents shall be held by Agent to apply in accordance with Section
2.11 hereof.

     Section 10.5 Reliance by the Agent. Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, telecopy, facsimile or teletype message, statement, order, instrument or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Agent shall deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until such time as it receives actual notice of an assignment permitted hereunder of such payee's interest, together with the written agreement of the assignee in form and substance satisfactory to Agent that such assignee is bound by this Agreement as a "Lender" hereunder.

     Section 10.6 Exculpatory Provisions. Neither Agent nor any of its shareholders, directors, officers, employees or agents shall be liable in any manner to any of the Lenders for any action taken, omitted to be taken or suffered in good faith by it or them under any of the Loan Documents or in connection therewith, or be responsible for the consequences of any oversight or error of judgment, except for losses due to gross negligence or willful misconduct of such Agent, shareholder, director, officer, employee or agent. Without limiting the generality of the foregoing sentence of this Section 10.6, under no circumstances shall the Agent be subject to any liability to any Lender on account of any action taken or omitted to be taken by such Agent in compliance with the direction of the Majority of Lenders or all of the Lenders, as the case may be as provided for hereunder.

     Agent shall not be responsible in any manner to any of the Lenders for the due execution, effectiveness, genuineness, validity or enforceability, perfection or recording of this Agreement, any of the Notes, any of the other Loan Documents or for any certificate, report or other document used under or in connection with this Agreement or any of the other Loan Documents, or for the truth or accuracy of any recitals, statements, warranties or representations contained herein or in any certificate, report or other document at any time hereafter furnished or purporting to have been furnished to it by or on behalf of Borrower, or any other Person, or be under any obligation to any of the Lenders to ascertain or inquire as to the performance or observance by Borrower, or any other Person of any of the covenants,


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                                       70

agreements or conditions set forth in this Agreement, the Notes or any of the other Loan Documents or as to the use of any moneys lent hereunder or thereunder.

     Agent shall not be obligated to take any action or refrain from taking any action under any Loan Document that might, in its judgment, involve it in any expense or liability until it shall have been indemnified to its satisfaction by or received an agreement to indemnify from each Person which such Agent reasonably believes may be an intended recipient of such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     Section 10.7 Action by the Agent. Except as otherwise expressly provided under the Agreement or in any other of the Loan Documents, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority of Lenders or all of the Lenders, as the case may be as provided for hereunder, shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and shall not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Majority of Lenders or all of the Lenders, as the case may be, as provided for hereunder. Agent may refuse (and shall not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents without the express written direction and instruction of the Majority of Lenders or all of the Lenders, as the case may be, as provided for hereunder. In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies in the manner in which it is directed to take such action, the Majority of Lenders or all of the Lenders, as the case may be, as provided for hereunder, shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Lenders unless the terms hereof otherwise require the consent of all the Lenders to the taking of such actions. All notices and other material information required to be delivered by Borrower to Agent hereunder shall be delivered to each Lender within a reasonable time (and in any event not more than five (5) days) after Agent's receipt of same by Agent. No Lender (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents, except as expressly provided in this Agreement. Action that may be taken by Majority of Lenders or all of the Lenders, as the case may be as provided for hereunder may be taken pursuant to a vote at a meeting (which may be held by telephone conference call) of all of the Lenders, or pursuant to the written consent of such Lenders.

     Section 10.8 Amendments, Waivers and Consents. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived upon the consent of the Majority of Lenders, and after such consent, Agent, on behalf of the Lenders, may execute and deliver to Borrower a written instrument waiving or amending such provision; provided, however, that neither this Agreement, the Notes, nor any of the other Loan Documents may be amended, waived or a variation therefrom consented to or a forbearance to act with respect thereto agreed upon, without the written consent of the Agent and all of Lenders which effect



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                                       71

(i) an increase in the Revolving Credit Commitment or the maximum principal amount of the Term Loans; (ii) a change in any Lender's Credit Commitment; (iii) a reduction in the interest rates or reduction of the principal set forth in the Notes; (iv) the extension of the maturity date on the Notes; (v) a change in the payment schedule or amount of any interest or principal; (vi) a change in this paragraph, the definition of Majority of Lenders or any provision of this Agreement which requires consent or action of all the Lenders for action thereunder; (vii) a change in the obligations and liabilities of Agent; (viii) a change which increases the obligations of any Lender; or (ix) a change in any fees or charges hereunder; and provided further that Agent may release or compromise any Collateral and the proceeds thereof having a value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions, with the consent of Lenders owning a total of at lease eighty percent (80%) of the Commitments of all Lenders, but in no event, however, will Agent, acting under the authority granted to it in this Section 10.8, release or compromise Collateral or the proceeds thereof having a total book value in excess of thirty percent (30%) of the book value of all Collateral, as determined by Agent, during any one calendar year period.

     Notwithstanding anything to the contrary contained herein, Agent may, at its sole discretion, release or compromise Collateral and the proceeds thereof to the extent otherwise permitted by this Agreement.

     Section 10.9 Indemnification. Each Lender agrees to indemnify Agent (to the extent Agent is not promptly reimbursed by Borrower), in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, interests, actions, judgments and suits of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent relating to or arising out of this Agreement or any of the other Loan Documents or relating to any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, interest, actions, judgments or suits resulting from Agent's own gross negligence or willful misconduct.

     Section 10.10 Reimbursement of the Agent. Each Lender further agrees to reimburse Agent, in accordance with its Pro Rata Share, for any reasonable out-of-pocket costs or expenses incurred by Agent in connection with its duties under this Agreement (including, but not limited to, reasonable fees and disbursements of counsel, travel and living expenses away from home of employees or agents of the Agent and compensation of agents or of experts employed by the Agent to render services for the Lenders hereunder), but only to the extent such fees, disbursements, expenses and compensation have not been reimbursed to the Agent by Borrower after commercially reasonable attempt by Agent to collect such amounts from Borrower, Guarantor or any guarantor of the Obligations (which attempts need not include the commencement of any judicial proceeding). If any such sums are reimbursed to the Agent by Borrower after one or more of the Lenders have reimbursed the Agent for such sums, the Agent will refund such sums ratably to the Lenders who contributed such sums.

     Section 10.11 Sharing of Funds Received. Each Lender agrees with Agent and each of the other Lenders that if such Lender shall receive from Borrower or any other Person or Persons, whether by payment received otherwise than in accordance with the terms of the



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                                       72

Loan Documents, exercise of the right of set-off, counterclaim, cross-claim, enforcement of any claim, or proceedings against Borrower or any other Person or Persons, proof of claim in bankruptcy, reorganization, liquidation, receivership or other similar proceedings, or otherwise, and shall retain and apply to the payment of any of the Obligations owing to such Lender any amount in excess of its Pro Rata Share of the payments received by all of the Lenders and the Agent in respect of all of the Obligations, such Lender will promptly make such dispositions and arrangements with the other Lenders and the Agent with respect to such excess, either by way of distribution, pro tanto assignment of claim, subrogation or otherwise, as shall result in each of the Lenders receiving in respect of the Obligations owing to it, its Pro Rata Share of such payments.

     Section 10.12 Dealing with Lenders. Agent may at all times deal solely with the several Lenders for all purposes of this Agreement and the protection, enforcement and collection of the Notes, including without limitation the acceptance and reliance upon any certificate, consent or other document executed on behalf of one or more of the Lenders and the division of payments pursuant to this Article 10 hereof. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

     Section 10.13 Agent as Lender. Provident, and any successor agent, shall have, in its capacity as a Lender under the Loan Documents, the same obligations and the same rights, remedies, powers and privileges under this Agreement and the other Loan Documents as it would have were it not also an Agent.

     Section 10.14 Duties Not to be Increased. The duties and liabilities of Agent under this Agreement and the other Loan Documents shall not be increased or otherwise changed without its express prior written consent. The Agent shall have no duty to provide information to the Lenders except as expressly set forth herein.

     Section 10.15 Lender Credit Decisions. Each Lender acknowledges that it has, independently of and without reliance upon Agent or any of the other Lenders, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents to which it is a party. Each Lender also acknowledges that it will, independently of and without reliance upon Agent or any of the other Lenders, continue to make its own credit decisions in taking or not taking action under this Agreement or any of the other Loan Documents and in determining the compliance or lack thereof by Borrower and any other Person with any provision of any Loan Document or other document or agreement.

     Section 10.16 Resignation or Removal of Agent. Provident and any successor Agent may resign as such at any time by giving thirty (30) days' prior written notice of resignation to each Lender and the Borrower, such resignation to be effective on the date which is specified in such notice. Upon any such resignation by Provident as Agent, or in the event the office of Agent shall thereafter become vacant for any other reason, the Majority of Lenders shall appoint a successor Agent, by an instrument in writing signed by such Lenders and delivered to such successor Agent and the Borrower whereupon, such successor Agent



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                                       73

shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring or removed Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring Agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement or removal hereunder. After any Agent's resignation, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 10.17 Assignment of Notes; Participation.

          (a) Each Lender may, with concurrent notice to Agent and the Borrower, but without the consent of the Borrower or any other Lenders, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the Notes; provided that
     (i) for each such assignment, the parties thereto shall execute and deliver to an Assignment and Assumption Agreement, in the form of Exhibit hereto, together with any Notes subject to such assignment, (ii) no such assignment shall be for less than Five Million and 00/100 Dollars ($5,000,000.00) of the aggregate of the Lender's Credit Commitment, unless such assignment is to a then-current holder of a Note, and (iii) no such assignee is the Borrower, Guarantor or any holder of the Seller Debt or any Affiliate of any of the foregoing. Upon such execution and delivery of such Assignment and Assumption Agreement to Agent, from and after the date specified as the effective date in such Agreement (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such agreement, relinquish its rights (other than any rights it may have pursuant to Section which will survive) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) Each Lender may sell participations of up to Forty-Nine Percent (49%) of its rights and obligations under the Loan Documents to one or more banks or other entities (including, without limitation, up to such portion of its Credit Commitment, the Loans owing to it, the Note held by it); provided, however, that (i) such Lenders' obligations under the Loan Documents (including, without limitation, its Credit Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of the Loan Documents, (iv) the participating banks or other entities shall be entitled to the cost protection provisions of Section
     2.14 and 11.5 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled,
     (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (vi) no such transfer shall include the transfer of any of such


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                                       74

     Lender's rights to grant consents or approve amendments or modifications to the Loan Documents except with respect to those items requiring the action of or consent by all of the Lenders or affecting the rights and obligations of Agent. It is understood and agreed that, subject to the provisions of Section each Lender may share any and all information received by it from or on behalf of the Borrower pursuant to this Agreement or any of the other Loan Documents with any participant or prospective participant of such Lender.

          (c) In the event of an assignment under Section 10.17, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Credit Commitments of the assigning Lender and its assignee.


                                   ARTICLE 11

                                  MISCELLANEOUS

     Section 11.1 Amendments and Waivers. Except as otherwise provided herein, the Borrower, Guarantor and Agent may amend this Agreement, the Notes, or the other Loan Documents to which they are parties, and Agent may waive future compliance by the Borrower or Guarantor with any provision of this Agreement, the Notes, or such other Loan Documents, but no such amendment or waiver shall be effective unless in a written instrument executed by an authorized officer of Agent, Borrower and Guarantor.

     Section 11.2 Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after deposited in the mail, postage prepaid, or, in the case of telex, telegraphic or telecopy notice, when sent, addressed to such address set forth on the signature pages hereof. Notices of changes of address shall be given in the same manner.

     Section 11.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Agent, the Lenders, and their respective successors and assigns, except that neither Agent, the Borrower, nor the Guarantor may assign or transfer any of their rights or obligations under this Agreement or the Notes without the prior written consent of the Lenders. If the Agent or any Lender shall transfer any or all of its respective rights under this Agreement, and the transferee assumes such obligations hereunder, then the Agent or such Lender subject to the provisions of Section 11.10, as the case may be, shall be relieved and released from its obligations hereunder.

     Section 11.4 Expenses; Indemnity.

          (a) Borrower shall reimburse the Agent and each Lender for all reasonable costs and expenses incurred by the Agent in connection with the preparation of this Agreement and the making of the Loans hereunder, including the reasonable fees and expenses of the Agent's counsel, and for all UCC search, filing, recording and other costs connected with the perfection of the security interest in the Collateral (excluding



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                                       75

     any stamp, excise, or mortgage tax, levy or other taxes payable in connection with the consummation of the transactions contemplated hereby).

          (b) Borrower shall also reimburse the Agent, upon demand by Agent at any time and as often as the occasion therefor may reasonably require, for all reasonable costs and expenses which shall at any time be incurred or sustained by Agent or any Lender as a consequence of, on account of, in relation to or any way in connection with the perfection and continuation of the rights of Agent in connection with the Loans, as well as the preparation, negotiation, execution, or delivery of any amendment or modification of any of the Loan Documents or as a consequence of, on account of, in relation to or any way in connection with the granting by Agent of any consents, approvals or waivers under any of the Loan Documents including, but not limited to, reasonable attorneys' fees and disbursements.

          (c) Borrower shall absolutely and unconditionally indemnify and hold harmless Agent and each Lender against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by Agent or any Lender or by any of their shareholders, directors, officers, employees, subsidiaries, Affiliates or agents on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, or any of such Loan Documents are ultimately consummated; provided, that Borrower shall have no obligation hereunder to Agent or any Lender arising from (i) the gross negligence willful misconduct of the Agent or any Lender or (ii) any legal proceeding commenced against Agent or any Lender by any other Lender or any assignee thereof.

          (d) Borrower agrees that any sums expended by Agent or any Lender for which Agent or any Lender is entitled to be reimbursed shall be immediately due and payable upon demand by Agent or any Lender, and shall bear interest at the interest rate applicable to Term Notes I and after the occurrence of an Event of Default hereunder, the Default Rate applicable to Term Notes I from the date Agent or any such Lender incurred such expense until the date such payment is made in full to Agent or such Lender.

     Section 11.5 Collection Costs. All reasonable costs and expenses incurred by the Agent to obtain, enforce or preserve the security interests granted by this Agreement and to collect the Obligations, all reasonable costs to maintain and preserve the Collateral and reasonable attorneys' fees and legal expenses incurred in obtaining or enforcing payment of any of the Obligations or foreclosing the Agent's security interest in any of the Collateral, whether through judicial proceedings or otherwise, or in enforcing or protecting its rights and interests under this Agreement or under any other instrument or document delivered pursuant hereto, or in protecting the rights of any holder or holders with respect thereto, or in defending or prosecuting any actions or proceedings arising out of or relating to the Agent's transactions with the Borrower and Guarantor, shall be paid by the Borrower to the Agent,



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upon demand, or, at the Agent's charged to the Borrower's account and added to the Obligations, and the Agent or Lender may take judgment against the Borrower for all such costs, expense and fees in addition to all other amounts due from the Borrower hereunder.

     Section 11.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 11.7 Consent to Jurisdiction. The Borrower and Guarantor hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of Ohio and of any federal court located in the said state in connection with any actions or proceedings brought against the Borrower or Guarantor by the Agent or any Lender arising out of or relating to this Agreement, the Notes or any other Loan Documents. The Borrower and Guarantor hereby waive and shall not assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Borrower or Guarantor is not personally subject to the jurisdiction of any such court, (b) the Borrower or Guarantor is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property, (c) any such suit, action or proceeding is brought in an inconvenient forum, (d) the venue of any such suit, action or proceeding is improper, or (e) this Agreement, the Notes or any Loan Documents may not be enforced in or by any such court. In any such action or proceeding, the Borrower and Guarantor hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified, registered or first-class mail directed to the Borrower and Guarantor at the address specified on the signature pages hereof or such other address of which Agent or Lenders shall have been first notified pursuant to Section 11.2. The Borrower and Guarantor hereby agree that they will appear or answer any such summons, complaint, declaration or other process so served upon them within thirty (30) days after receipt of the same. Any action brought by the Borrower or Guarantor in connection with this Agreement or the transactions contemplated hereby shall be brought in a court of general jurisdiction sitting in Hamilton County, Ohio. Anything hereinbefore to the contrary notwithstanding, the Agent or any Lender hereof may sue the Borrower or Guarantor in the courts of any other country, state of the United States or place where the Borrower or Guarantor or any of the property or assets may be found or in any other appropriate jurisdictions.

     Section 11.8 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE LENDERS TO EXTEND CREDIT TO THE BORROWER AND GUARANTOR, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE BORROWER AND GUARANTOR HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

     Section 11.9 Other Waivers. The Borrower and Guarantor waive notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of Loans made, credit



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                                       77

extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     Section 11.10 Confidentiality. Each Lender and the Agent agrees (on behalf of itself and each of its Affiliates) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound practices, any non-public information supplied to it by either Borrower or Guarantor or any of their respective Subsidiaries pursuant to this Agreement which is identified by either Borrower or Guarantor as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to regulatory personnel, auditors or accountants, (iv) to the Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a Subsidiary or Affiliate of such Lender as provided in cause (a) above or
(vii) to any assignee or participant (or prospective assignee or participant), so long as such prospective assignee or participant agrees to maintain the confidentiality of the information to the same extent as Lenders and Agent.

[Remainder of page intentionally left blank.  Signature page follows.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement by their duly authorized officers as of the date first above written.

                                             BORROWER:

                                             EASY GARDENER ACQUISITION CORP.

Notices to be sent to:
                                             BY:  /s/ Richard J. Raleigh
Easy Gardener Acquisition Corp.                 -----------------------------
655 Montgomery Street, Suite 830                  Richard J. Raleigh,
San Francisco, California  94111                   Vice President
Attn:  Robert Kassel

Phone:  (415) 616-8111
Facsimile: (415) 616-8110

With a copy of notices to:

Tenzer Greenblatt LLP
23rd Floor
405 Lexington Ave.
New York, New York  10174
Attn:  Robert J. Mittman, Esq.

Phone:  (212) 885-5555
Facsimile: (212) 885-5001

Notices to be sent to:                       GUARANTOR:

U. S. Home & Garden, Inc.
655 Montgomery Street, Suite 830             U.S. HOME & GARDEN, INC.
San Francisco, California  94111
Attn:  Robert Kassel                         BY:   /s/ Richard J. Raleigh
                                                --------------------------
Phone:  (415) 616-8111                            Richard J. Raleigh,
Facsimile:(415) 616-8110                          Chief Operating Officer


With a copy of notices to:

Tenzer Greenblatt LLP
23rd Floor
405 Lexington Avenue
New York, New York  10174
Attn:  Robert J. Mittman, Esq.

Phone:  (212) 885-5555
Facsimile: (212) 885-5001











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                                       80



Notices to be sent to:                            LENDERS:
                                                  THE PROVIDENT BANK
The Provident Bank
One East Fourth Street
Seventh Floor                                     BY: /s/ Nick Jevic
                                                      -----------------------
Cincinnati, Ohio 45202                                    Nick Jevic
Phone:  (513) 579-2337                                    Vice President
Facsimile: (513) 579-2858
Attn:  Nick Jevic
                                                  CREDIT COMMITMENTS:
With a copy of notices to:                             37.254902%

Keating, Muething & Klekamp                       Revolving Credit Commitment:
1800 Provident Tower                                  $4,843,137.26
Cincinnati, Ohio  45202
Phone:  (513) 579-6400                            Term Loan I Commitment:
Facsimile: (513) 579-6457                             $8,568,627.45
Attn:  J. David Rosenberg
                                                  Term Loan II Commitment:
Payments to be sent to:                                $ 838,235.29

The Provident Bank
ABA# 042000424
Credit Loan Desk
Ref: Easy Gardener
Attn: Nick Jevic

                                             LASALLE NATIONAL BANK

Notices to be sent to:
                                             BY: /s/ Jeffrey D. Kadlic
LaSalle National Bank                           -----------------------
120 South LaSalle St.
Chicago, Illinois 60603
Phone:  (312) 904-8587                       CREDIT COMMITMENTS:
Facsimile: (312) 904-6242                         29.411765%
Attn:  Jeffrey D. Kadlic
                                             Revolving Credit Commitment:
With a copy of notices to:                         $3,823,529.41

                                             Term Loan I Commitment:
                                                   $6,764,705.88
Payments to be sent to:
                                             Term Loan II Commitment:
LaSalle National Bank                              $  661,764.71
ABA#
Credit ___________
Ref: ________________
Attn: ____________

Notices to be sent to:                       ANTARES LEVERAGE CAPITAL CORP.

Antares Leverage Capital Corp.
311 South Wacker Drive                       BY: /s/ David Mahon
Chicago, Illinois 60606-6604                    -----------------------
Phone:  (312) 697-3959
Facsimile: (312) 697-3998                    CREDIT COMMITMENTS:
Attn:  David Mahon and Eric Hanson                 33.333333%


With a copy of notices to:                   Revolving Credit Commitment:
                                                  $4,333,333.33
Schwartz, Cooper, Greenberger & Krauss,
Chartered                                    Term Loan I Commitment:
Suite 2700                                        $7,666,666.67
180 North LaSalle Street
Chicago, Illinois 60601                      Term Loan II Commitment:
Phone:  (312) 346-1300                             $ 750,000.00
Facsimile: (312) 782-8416
Attn:  Andrew H. Connor

Payments to be sent to:

Bank of America Illinois, Chicago, Ill.
---------------------------------------

ABA# 071000039
---------------------------------------

Credit: Antares Leverage Capital
---------------------------------------

Ref: Easy Gardner
---------------------------------------

Attn: Jim Luchashy 312-697-3991
---------------------------------------

Notices to be sent to:                       AGENT:

The Provident Bank                           THE PROVIDENT BANK, AS AGENT
One East Fourth Street
Seventh Floor
Cincinnati, Ohio 45202                       BY: /s/ Nick Jevic
                                                -----------------------
Phone:  (513) 579-2337                               Nick Jevic
Facsimile: (513) 579-2858                            Vice President
Attn:  Nick Jevic

With a copy of notices to:

Keating, Muething & Klekamp
1800 Provident Tower
Cincinnati, Ohio  45202
Phone:  (513) 579-6595
Facsimile: (513) 579-6457
Attn:  J. David Rosenberg